Exhibit 10.7
     This Wholesale Master Service Agreement is effective this 25 day of April, 2005 (“Effective Date”, by and between WilTel Communications, LLC, located at One Technology Center, 100 South Cincinnati, 13th Floor, Tulsa, Oklahoma 74103, a Delaware limited liability company (“WilTel”), and StarVox Communications, Inc., located at 150 Horseshoe Bend, Fairview, Texas 75069-8700, a Texas corporation (“Customer”).
     1. Services. Subject to the Customer placing orders and WilTel accepting such orders as contemplated herein, Customer agrees to purchase, and WilTel agrees to provide, the services described in the attached service schedule(s) (“Service Schedule(s)”) as indicated in Appendix A (check as applicable) (the “WilTel Services”), and Third Party Service described in Section 17 (WilTel Services and Third Party Service, collectively or individually, the “Services”). WilTel Services may consist of any combination of WilTel’s voice products and/or data products (each referred to as “Network Services”), and/or professional services. All Services shall be provided according to the terms and conditions in this WMSA (defined below) and as specified in an accepted order for Services placed by Customer contemporaneously herewith, subsequent hereto or in contemplation hereof (“Service Order(s)”). This Wholesale Master Services Agreement (“WMSA” or “Agreement”) is comprised of the general terms and conditions contained in Sections 1 through 22 herein (the “General Terms”) together with any appendices, Service Schedules and Service Orders attached or incorporated by reference, and the foregoing shall be deemed one, integrated agreement and not as separate, severable contracts. The Service Schedules may be attached hereto, separately executed, or added by amendment. All Services are subject to availability and approval of Customer’s credit by WilTel at the time of each Service Order.
     2. WMSA Term. The WMSA (referring not to individual Services, which will each have their own term as described in Section 3 below) shall continue in effect for three (3) years from the Effective Date (“WMSA Term”) and shall then automatically renew for successive one (1) year periods (“WMSA Renewal Term(s)”), unless either party gives written notice to the other party of non-renewal, such notice to be delivered at least sixty (60) calendar days before the end of the WMSA Term or the WMSA Renewal Term. Notwithstanding the prior sentence, unless Customer is in Default, any Service being provided at the time of termination of this WMSA shall continue upon the terms and conditions of this WMSA until the end of the Service Term or any applicable Extension Period for Service as specified in the applicable Service Order or until such Service Order is terminated; provided, however, that Customer may not order any new Service until Customer and WilTel have entered into a new agreement or mutually agreed in writing to extend this WMSA.
     3. Service Term. The term for each Service as described in a Service Order shall be as indicated on the Service Order (“Service Order”). At the end of the Service Term for any Service, such Service shall continue on a month-to-month basis (“Extension Period”) unless either party gives written notice to the other that the Services) shall be disconnected, such notice to be delivered at least sixty (60) calendar days before the end of the Service Term, or if during the Extension Period, then upon at least thirty (30) calendar days’ prior written notice. Notwithstanding the foregoing, if Customer disconnects Service and Customer has ordered its own local access service, Customer must provide WilTel written notification of Customer’s disconnect with the local access service provider in the form of a disconnection firm order commitment (“DFOC”) from the local access service provider.

     4. Payment Terms and Charges. Customer agrees to pay recurring and non-recurring charges for WilTel Services, as set forth in applicable Service Order and/or quote “Quote”) referenced in such Service Order and all charges for Third Party Services, if applicable. WilTel provides and charges for Services in U.S. Dollars, commencing on the date WilTel notifies Customer that the relevant Service is available for use by Customer. Subject to Section 5 below, all amounts stated on each invoice are due and payable within ten (10) calendar days of the date of the invoice, except with respect to Services related to voice products, which shall be due and payable immediately upon receipt of the invoice (“Due Date”). Customer agrees to accept delivery of invoices electronically via the Internet and agrees to remit payment via Automated Clearinghouse (“ACH”) or wire transfer to WilTel Communications, LLC to the account indicated on Customer’s invoice. In the event Customer fails to make full payment of undisputed amounts by the Due Date, Customer shall also pay a late fee in the amount of the lesser of (i) [one and one-half percent (1 1/2%)] per month or (ii) the maximum lawful monthly rate under applicable state law, of the unpaid balance which amount shall accrue from the Due Date (“Late Fee”). WilTel may make billing adjustments for WilTel Services for a period of one hundred eighty (180) calendar days after the date a Service is rendered, and for Third Party Services at any time within two (2) months of WilTel’s receipt of any invoice from the Third Party Provider (defined in Section 17 below), or any other time frame allowed by contract, law, or government rule or regulation, whichever is later. WilTel will invoice Customer for any billing adjustments and Customer agrees to pay such amounts in accordance with this Section.
     5. Billing Disputes. (a) Upon disputing any charges, Customer shall: (i) pay all undisputed charges by the Due Date; (ii) present by the Due Date a written statement of amounts disputed in good faith in reasonable detail with supporting documentation; and, (iii) negotiate in good faith to resolve any bone fide dispute within sixty (60) calendar days from the Due Date. (b) Disputed charges resolved in favor of WilTel, with a Late Fee, are due and payable within ten (10) calendar days of WilTel’s written notice denying the dispute, which shall be the Due Date for such payment. Disputed charges resolved in favor of Customer will be credited to Customer on the following month’s billing cycle and no Late Fees shall apply.
     6. Right to Assurance. If a Customer suffers a material adverse change in its financial condition, and/or if at any time during the Term or Renewal Term the value of Services ordered by and/or delivered to Customer meets or exceeds Customer’s established credit limit(s), WilTel may: (i) require initial or additional financial information; (ii) request adequate assurance of Customer’s performance per applicable law, (iii) require adjustments to Customer’s payment terms and/or (iv) decline to accept or process a Service Order.
     7. Credit Default. A “Credit Default” shall occur (i) if Customer fails to make full and timely payment for all amounts due (subject to Section 5 herein governing billing disputes) and/or (ii) if Customer falls to comply with a request for assurance as provided in Section 6. In the event of a Credit Default, WilTel may, in addition to its rights available to it at law or in equity: (i) suspend any or all Services to Customer upon written notice; (ii) cease accepting or processing Service Orders; and/or (iii) terminate this WMSA upon written notice. If this WMSA is terminated because of a Credit Default, all Early Termination Charges (defined in Section 19 below) shall apply.

     8. Other Defaults, AUP Violation and Remedies. An “Other Default” shall occur if either party fails to perform or observe any material term or obligation, excluding payment or right of assurance terms, contained in this WMSA, and any such failure remains uncorrected for the lesser of thirty (30) calendar days after written notice from the non-defaulting party or such different cure period, if any, as may be set forth below. In the event of an Other Default by Customer, WilTel may, in addition to its rights available to it at law or in equity: (i) suspend any or all Services to Customer; (ii) cease accepting or processing Service Orders; and/or (iii) terminate this WMSA. If this WMSA is terminated because of an Other Default by Customer, all Early Termination Charges shall apply. In the event of an Other Default by WilTel, Customer’s remedies are limited to its proven direct damages and the right to terminate any or all affected Service Orders, unless this WMSA provides for exclusive remedies in the applicable Service Schedule, in which case Customer’s remedies are exclusively as described therein. If Customer uses the Services for any unlawful purpose or in any unlawful manner, or causes WilTel to violate any applicable law, such action shall be an Other Default and WilTel shall have the right immediately to suspend and/or terminate any or all Services hereunder without notice to Customer. Customer affirms that it has reviewed and assented to the Acceptable Use Policy (“AUP”) posted on WilTel’s AUP website at www.wiltel.com/customers/r.use_s.html, which is incorporated herein by reference. A violation of the AUP shall be an Other Default if the violation of the AUP affects WilTel’s network, or other parties on WilTel’s network, WilTel shall have the right immediately to suspend and/or terminate any or all Services hereunder and/or the WMSA without notice to Customer. For any violations of WilTel’s AUP that are not affecting either WilTel’s network or third parties on WilTel’s network, Customer shall, upon three (3) business days notice, have the opportunity to cure such violation prior to suspension or termination. For the purposes of this WMSA, a Credit Default and/or an Other Default may each be referred to individually as a “Default”.
     9. Taxes and USF Charges. (a) If any local, state, national, international, public or quasi-public governmental entity or foreign government or its political subdivision imposes any taxes (excluding taxes based on WilTel’s net income or capital or any property taxes), fees, surcharges, or other charges or impositions on WilTel as a result of WilTel’s sale of Services or Customer’s use of Services, Customer shall pay any such impositions (“Additional Charges”) and indemnify WilTel from any liability or expense associated with the Additional Charges. (b) In addition, if Additional Charges are assessable to support the federal Universal Service Fund (“USF”) or any similar local, state, national, international, or foreign fund, WilTel may elect to calculate and charge Customer in accordance with applicable regulations of the government authority having jurisdiction (“USF Charges”), unless Customer is paying such Additional Charges directly or is otherwise exempt (as indicated by Customer in Appendix B). To the extent USF Charges apply to Services, Customer shall also pay WilTel an administrative fee equal to [one percent (1%)] of the total WilTel charges for such Services.
     10. Indemnity. (a) Customer and WilTel will release, defend, indemnify and hold harmless the other from and against any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, of any third party, including without limitation all reasonable costs and expenses, such as reasonable litigation costs and attorneys’ fees (“Claim”), relating to damage to tangible property or bodily injury, or wrongful death, to the extent such Claim rises out of the negligence or willful misconduct of the respective indemnifying party, its employees, agents, or contractors in connection with this

WMSA or the provision of Services hereunder. (b) Customer will release, defend, indemnify and hold harmless WilTel and its officers, directors, employees, contractors and agents from and against any Claim to the extent such Claim (i) is brought by a downstream customer of Customer or an end user and arises out of an alleged defect in or failure of Service, or (ii) arises out of failure by Customer or downstream customers of Customer or end users to obtain approval, consent, or authorization relating to the content transmitted over WilTel’s network, including without limitation claims relating to any violation of copyright tow, export control laws, or that such transmissions are libelous, slanderous, an invasion of privacy or illegal.
     11. Limitation of Liability. EXCEPT TO THE EXTENT A PARTY IS REQUIRED TO INDEMNIFY THE OTHER PARTY HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR SIMILAR DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH SUCH PARTY’S PERFORMANCE OF OR FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.
     12. Warranties and Disclaimer of Warranty. WILTEL’S WARRANTY WITH RESPECT TO ANY SERVICE, IF ANY, IS SET FORTH ON THE APPLICABLE SERVICE SCHEDULE. WILTEL DISCLAIMS ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. WILTEL MAKES NO WARRANTY WITH RESPECT TO ANY THIRD PARTY SERVICES.
     13. Compliance with Law. Customer’s use of the Services and WilTel’s provision of the Services shall be in accordance, and comply, with all applicable laws, regulations, and rules. Customer shall obtain all approvals, consents and authorizations necessary to conduct its business and initiate or conduct any transmissions over any facilities covered by this WMSA. WilTel shall obtain all approvals, consents and authorizations necessary to conduct its business and to provide the Services covered by this WMSA. Customer and WilTel will release, defend, indemnify and hold harmless the other from and against any Claim arising out of, resulting from or based upon the indemnifying party’s violation of any law, rule or regulation.
     14. Force Majeure. Either party may adjust or suspend its performance (other than the obligation to make payment) to the extent performance is beyond its reasonable control for reasons including, without limitation, acts of God, fire, explosion, atmospheric conditions such as rain fade, cable cut caused by a third party, governmental action, national emergencies, war, riot, insurrection, terrorism, vandalism, or labor difficulties such as work stoppages, strikes, or lockouts. If the force majeure event continues for a period of thirty (30) calendar days, then cither party may, without incurring liability, terminate the affected Services or circuits, except for Customer’s liability for any Charges of a Third Party Provider.
     15. Proprietary Information. Except as required by law or stock exchange rule, the terms and conditions of this WMSA and all proprietary information exchanged by the parties and all documents referenced herein (including invoices) are confidential and shall not be disclosed without prior written consent of the other party.
     16. Interstate Service Representation. WilTel and its Affiliates (defined in Section 21 below) shall not be obligated to make available intrastate Service, e.g., any Service on a circuit which originates/terminates at points both of which are situated within a single state, unless WilTel or its Affiliates specifically offer an intrastate Service, or an information Service as defined in 47 U.S.C. Section 153(20) or unless Customer represents in writing that such Service (other than switched voice services) or circuit shall be used to carry more than ten percent (10%) interstate or foreign telecommunications traffic. Customer hereby represents that more than ten percent (10%) of the transmissions on each circuit shall be interstate transmissions or foreign transmissions as those terms are defined in 47 U.S.C. Sections 153(17) and 153(22). If it is determined at any time that such Service or circuit is subject to regulation by a U.S. State regulatory agency, the Service or circuit may be provided by WilTel or its Affiliates pursuant to applicable state laws, regulations and applicable tariffs, or WilTel and its Affiliates may discontinue provision of the affected Service or circuit.
     17. Third Party Services. In conjunction with WilTel Service, WilTel may, upon Customer’s request, arrange for Service to be provided by a third party (“Third Party Service”), such as local access service, interchange service, or international service. WilTel shall not be obligated to provision any Third Party Service except in connection with a Service Order for WilTel Service. In the event Customer requests that WilTel order Third Party Service, WilTel shall provision and coordinate the installation of such Service and conduct the initial testing of an interconnection between the WilTel Service and Third Party Service. WilTel will not begin billing Customer for such Third Party Service until related WilTel Service is available. Customer may be required to execute a letter of authorization (“LOA”). In a form provided by WilTel, authorizing WilTel to deliver such Third Party Service to Customer’s location. When Customer requests international service, WilTel may arrange for the foreign end of the Service or for a portion of the foreign end of the Service to be provided by a third party carrier licensed in the relevant foreign point. In some cases, WilTel may be unable, and Customer may be required, to arrange the foreign end of such Service with a foreign carrier. Although this WMSA governs the terms of WilTel’s arrangement of Third Party Service, service level parameters and related warranties (if any), surcharges, outage credits, required commitments, termination liability, limitations, and other service specific terms of the Third Party Service shall be those of the provider of the Third Party Service (“Third Party Provider”). All charges incurred by WilTel for such Third Party Service, including without limitation monthly recurring charges, installation charges, non-recurring charges, and applicable termination/cancellation charges of the Third Party Provider, shall be invoiced to Customer and Customer shall be responsible for payment thereof.
     18. Customer Ordered Local Access Service. Customer may order its own local access services from a local access provider who has established entrance facilities in a WilTel point of presence upon receipt of a LOA or letter of authorization/carrier facility assignment (“LOA/CFA”). Customer may order its own local access service with a vendor who does not have established entrance facilities within WilTel’s point of presence only with WilTel’s written permission. Customer’s local access provider shall directly bill Customer for such local access service. Customer shall ensure that Customer-ordered local access service is available at the same time as the

WilTel Service and shall be obligated to pay for WilTel Service regardless of whether Customer-ordered local access service is available.
     19. Early Termination. Customer may disconnect any WilTel Service after installation by providing written notification to WilTel sixty (60) calendar days in advance of the effective date of the disconnection and paying to WilTel an “Early Termination Charge” in an amount equal to: (i) the recurring charges associated with the Service Term less any recurring charges already paid, (ii) any non-recurring charges not yet paid by Customer, (iii) installation charges discounted or waived at the time Service was installed, (iv) any termination liability associated with Third Party Services, and (v) the balance of any minimum commitments by Customer required under this WMSA, if applicable. If Customer terminates any WilTel Service during an Extension Period as provided in Section 3 above, Customer shall only be responsible for any non-recurring charges not yet paid by Customer together with termination liability associated with Third Party Services. It is the express intent and understanding of the parties that, this WMSA and all Service Orders hereunder being one integrated agreement and not separate, severable contracts, Customer’s right to early termination of any Service is not a right to “reject”, on an individual basis, any Service or any Service Order pursuant to federal bankruptcy laws. In the event Customer orders its own local access service, Customer’s written disconnection notice must also include a DFOC from the local access service provider as described in Section 3.
     20. Publicity. The parties contemplate and agree that publication of information surrounding this WMSA may occur through press releases, articles, interviews, marketing materials, online materials, and/or speeches (“Publicity”). Both parties must approve the content of any such Publicity prior to its publication, which approval shall not be unreasonably withheld. Routine references to the fact that Customer is a customer of WilTel including advising others of Customer’s presence in a WilTel POP and the general nature of Services that Customer purchases under this WMSA are not considered Publicity for purposes of this section, and Customer and WilTel each authorize the other, during the WMSA Term, to make such references unless otherwise specified in a Service Schedule.
     21. Miscellaneous. (a) Neither party shall assign or otherwise transfer its rights or obligations under this WMSA without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, either party may freely assign this WMSA, upon notice to the other party, to (i) an “Affiliate” (defined as an entity that controls, is controlled by or is under common control), or (ii) in the event of a sale of all or substantially all of its assets, to the purchaser of those assets, or (iii) in the event of a merger, acquisition or recapitalization of the assigning party, to the surviving entity (the sale of assets, merger, acquisition or recapitalization to be referred to as a “Change of Control”). For the purposes of this Section, “control” means to have more than a fifty percent (50%) ownership interest. In the event of an assignment by Customer to an Affiliate, the acquiring or surviving entity or assignee (as applicable) must be at least as creditworthy as Customer and no such assignment will release Customer from Customer’s obligations herein, including, but not limited to payment, except to the extent that the acquiring or surviving entity or assignee meets its obligations under this WMSA. (b) This WMSA shall be governed by the laws of the State of New York without regard to choice of law principles. (c) No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this WMSA. (d) The provisions of this WMSA are only for the benefit of the parties hereto, and no third party may seek to enforce or benefit from these provisions. (e) If any term or provision of this WMSA shall, to any extent, be determined to be invalid or unenforceable by a court or body of competent jurisdiction, then (i) both parties shall be relieved of all obligations arising under such provision and this WMSA shall be deemed amended by modifying such provision to the extent necessary to make it valid and enforceable while preserving its intent, and (ii) the remainder of this WMSA shall be valid and enforceable. (f) The failure of either party to enforce any provision hereof shall not constitute the permanent waiver of such provision. (g) No termination of this WMSA shall affect the rights or obligations of either party: (i) with respect to any payment for Services rendered before termination; or (ii) pursuant to other provisions of this WMSA that, by their sense and context, are intended to survive termination of this WMSA, including without limitation, indemnification, confidentiality and limitation of liability. (h) This WMSA, including the General Terms and appurtenant appendices, Service Schedules and Service Orders (including Quotes referenced therein), any applicable tariff and WilTel’s AUP Website; comprise all of the terms and conditions of the agreement between the parties relating to the Services and constitute the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Services provided hereunder. (i) Customer acknowledges that the provisioning of interstate telecommunications services by WilTel to Customer is contingent upon Customer’s submission to WilTel of the representation in the form set forth in Appendix B to this WMSA; either that Customer has properly registered with the Federal Communications Commission (“FCC”), pursuant to 47 CPR 64.1195 (and WilTel’s confirmation of the same), or that Customer is not fit telecommunications carrier subject to the FCC’s registration requirements. (j) Without in any way diminishing the nature of these General Terms, appurtenant appendices, Service Schedules and Service Orders as one, integrated, non-severable agreement, in the event of any inconsistency between or among a Service Order or Quote referenced therein, a Service Schedule, the General Terms, WilTel’s AUP website, and/or any applicable tariff, the following order of precedence shall prevail (from highest priority to lowest): the applicable tariff, if any, specific pricing contained in a Service Order or Quote referenced therein, the provisions contained in the applicable Service Schedule, these General Terms, WilTel’s AUP website, the applicable Service Order and the Quote referenced therein (except pricing). (k) In the event of a Default, the prevailing party shall have the right to recover its reasonable expenses (including attorney and collection agency fees) incurred in the enforcement of its rights under the WMSA. (l) This WMSA may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same WMSA. (m) Facsimile signatures to this WMSA shall be deemed to be binding upon the parties.
     22. Authorized Representatives. The individuals named below who are executing this WMSA on behalf of the parties are duly authorized to make the representations contained herein.

STARVOX COMMUNICATIONS, INC.:	WILTEL COMMUNICATIONS, LLC:

By: /s/James S. Holden	By: /s/Shaun Andrews

Print Name: James S. Holden	Print Name: Shaun Andrews

Title: President/GM	Title: Director

Date: 4/4/05	Date:

Appendix B
Federal Universal Service Fund/Attestation of Customer Status Form
     WilTel’s determination regarding application of the Federal Universal Service Fund (“USF”) surcharge on the Service noted herein will be based upon the representations and information provided in this attestation form. This attestation form also allows WilTel to fulfill its obligation to verify that its customers have either filed Federal Communications Commission (“FCC”) Form 499-A or are not subject to that filing requirement.
Customer is:
     ☐ End useri – A U.S. based Customer purchasing Services for its own internal use and not for resale.
     ☑ ISP – A U.S. based information services provider (“ISP”) or non-common carrier telecommunications provider that is not making its own USF contributions and is not required under FCC rules to file an FCC Form 499-A with the FCC.
     ☐ Carrier – A telecommunications carrierii (including a reseller) that is using the Service to provide telecommunications serviceiii to the public for a fee, and Customer:
☐	Will resell the Service in the form of telecommunications and will contribute directly to the Universal Service Administrator pursuant to FCC rules. Customer’s FCC Filer ID Number (6 digits beginning with “8”)

☐	Will use the Service to provide services for which all revenues are from non-domestic (i.e., non-U.S.iv) end users, and Customer is not required under FCC rules to file an FCC Form 499-A with the FCC.

☐	Qualifies for the de minimis exemption under FCC rules[v], has met it obligation to file a FCC Form 499A, and is not making direct contributions to USF but is making direct contributions to: ☐ LNP ☐ TRS ☐ NANPA (please mark all that apply).

Customer’s FCC Filer ID Number (6 digits beginning with “8”)

[i]	A customer obtaining service for use in its own broadcast operations is an end user.

ii	“The term ‘telecommunications carrier’ means any provider of telecommunications services, except that such term does not include aggregators of telecommunications services.” 47 U.S.C. § 153(44).

iii	“The term ‘telecommunications service’ means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.” 47 U.S.C § 153(46). “The term ‘telecommunications’ means the transmission, between or among points specified by the user, of information of the user’s choosing, without change in the form or content of the information as sent and received.” 47 U.S.C. § 153(43).

iv	“US.” and “United States” means the United States of America, its possessions, territories. states, districts, and commonwealths, including, without limitation, Guam, Puerto Rico, and the U.S. Virgin Islands.

[v]	47 CFR § 54.708.

     ☐ International End User or ISP –A non-U.S. basedvi end user, information services provider or non-common carrier. To qualify as a non-U.S. end user, Customer must (1) not be a citizen or permanent resident of the U.S. if an individual and, if a legal entity, not be created under the laws of the United States, (2) not be qualified to transact business in the U.S. (e.g., through registration with a state secretary of state as a foreign company), (3) have a billing address outside the U.S.vii, and (4) not use the service for communications that both originate and terminate within the U.S.
     Customer understands that if it designates that it is acting as a “telecommunications carrier, not contributing” under the de minimis exemption, a “domestic end user,” a “domestic information service provider,” or “domestic non-common carrier,” WilTel will apply the USF surcharges to the appropriate revenues from the Service and charge them to Customer along with any applicable administrative surcharge set forth in the written Agreement.
     WilTel is relying upon the information provided by Customer in this representation and any subsequent amendments to determine whether USF surcharges and administrative surcharges apply. If the information contained herein is determined to be incorrect or if it changes, Customer shall pay any applicable surcharges for any Service WilTel had provided or that it subsequently provides, in each case together with late-payment interest and any Customer indemnity obligation or other liability as set forth in the Agreement. If there is no applicable written Agreement between Customer and WilTel, WilTel’s standard Agreement form in effect at the time the Service Order is placed will apply. If, at any time, Customer’s representation above is no longer accurate, Customer shall notify WilTel within thirty (30) calendar days by completing and submitting a new representation to WilTel at the address set forth on page 1 of the Agreement.

vi	See footnote iii.

vii	WilTel will waive this requirement if Customer demonstrates that use of a U.S. billing address is solely to facilitate payment by an agent acting on Customer’s behalf. Such waiver must be in writing to be effective.

WilTel Agreement No.

AMENDMENT 1
To WilTel Global Voice Services Agreement

This Amendment 1 (“Amendment”) is made and entered into July 19, 2005 (“Effective Date”), by and between WilTel Global Voice Services, a division of WilTel Communications, LLC (“WGVS”), and StarVox Communications, Inc. (as successor in interest to New Global Telecom, Inc.) (“Supplier”).

WHEREAS, Supplier and WilTel Communications, LLC (“WilTel”) are parties to that certain Wholesale Master Service Agreement dated April 25, 2005, WilTel Contract #05R0586.00 (the “StarVox Purchase Agreement”); and

WHEREAS, upon WGVS’ consent, Supplier assumed that certain WilTel Global Voice Services Agreement dated March 15, 2004, WGVS Contract #04E0346.00 (the “Agreement”) from New Global Telecom, Inc.;

WHEREAS, WGVS and Supplier are parties to the Agreement; and

WHEREAS, WGVS and Supplier desire to amend the Agreement;

NOW, THEREFORE in consideration of the foregoing promises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, WGVS and Supplier agree to amend the Agreement as follows:

1.	The following shall be added as a new Section 3.5 to the Agreement:

“3.5 Offset.  The Parties acknowledge and agree that upon prior written notice undisputed invoiced amounts for voice Services due hereunder shall be offset against undisputed invoiced amounts for voice Services due under the Wholesale Master Services Agreement for Supplier’s purchase of wholesale telecommunications services from WilTel entered into April 25, 2005 (“StarVox Purchase Agreement”) and that the party in the net debtor position after such netting shall make payment in accordance with the applicable agreement. If set-off is not permitted or payment is not made by the Due Date for any reason, Supplier shall have the express right to recoup undisputed amounts for voice Services owed to it under this Agreement from amounts it is holding for payment of voice Services to WilTel under the StarVox Purchase Agreement.”

2.	Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be deemed original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year last set forth below but to be effective on the Effective Date.

STARVOX COMMUNICATIONS, INC.:	WILTEL COMMUNICATIONS, LLC:

/s/ James S. Holden	/s/ Shaun Andrews
Signature of Authorized Representative	Signature of Authorized Representative

James S. Holden	Shaun Andrews
Printed Name	Printed Name

General Manager	Director
Title	Title

7/19/05	7/20/05
Date	Date

WilTel Communications Proprietary and Confidential	(SEAL)	StarVox GVSA Amend No 1 (Final 7-19-05)

AMENDMENT 2
To Wholesale Master Service Agreement
     This Amendment 2 (“Amendment”) is made and entered into June 7, 2005 (“Effective Date”), by and between WilTel Communications, LLC (“WilTel”), end StarVox Communications, Inc. (“Customer”).
     WHEREAS, WilTel and Customer are parties to that certain Wholesale Master Service Agreement dated April 25, 2005, WilTel Contract #05R0586.00 (the “Agreement”); and
     WHEREAS, WilTel and Customer desire to amend the Agreement;
     NOW, THEREFORE in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, WilTel and Customer agree to amend the Agreement as follows:
     1. The Access-Egress Switched Voice Service – Schedule 7-A attached hereto shall be added to and made part of the Agreement as a new “Service Schedule” and such services shall be considered “Services” under the Agreement.
     2. The Carrier Voice Service – Schedule 8 attached hereto shall be added to and made part of the Agreement as a new “Service Schedule” and such services shall be considered “Services” under the Agreement.
     3. The Internet Protocol Enabled Voice Service – Schedule 15 attached hereto shall be added to and made part of the Agreement as a new “Service Schedule” and such services shall be considered “Services” under the Agreement.
     4. Customer agrees to purchase, and WilTel agrees to provide, subject to approval of Customer’s credit, Access-Egress Switched Voice Services, Carrier Voice Services, and Internet Protocol-Enabled Voice Services (“Services”) for a period of sixty (60) days from the delivery of such Services (“Trial Period”) subject to this Amendment and the Agreement including the attached Service Schedules which are hereby incorporated by reference. WilTel retains the right to terminate the Services provided under this Amendment at any time and for any reason during the Trial Period or any extension thereof. Upon expiration of the Trial Period, the Services will be discontinued unless the parties have executed an amendment modifying the payment terms set forth in Section 4 of the Agreement for voice Services provided to Customer after expiration of the Trial Period (“Payment Term Amendment”). If the parties execute the Payment Term Amendment, provision and termination of voice Services shall then be governed in accordance with the terms and conditions of the Agreement. Notwithstanding Section 4 of the Agreement to the contrary, during the Trial Period only and subject to Section 5 of the Agreement, all amounts stated on each invoice for voice Services are due and payable within thirty (30) calendar days of the date of the invoice (“Voice Service Due Date”).
     5. Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

     6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be deemed original signatures.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year last set forth below but to be effective on the Effective Date.

STARVOX COMMUNICATIONS, INC.:	WILTEL COMMUNICATIONS, LLC:

/s/James S. Holden Signature of Authorized Representative	/s/Shaun Andrews Signature of Authorized Representative

James S. Holden Print Name	Shaun Andrews Print Name

General Manager Title	Director Title

6/7/05 Date	6/7/05 Date

Access- Egress Switched Voice Services – Schedule 7A
     This Access-Egress Switched Voice Service Schedule (“Schedule”) is part of the agreement under which WilTel provides WilTel Service to Customer and which incorporates this Schedule (the “Agreement”). For purposes of this Schedule, all WilTel Access – Egress Switched Voice Services as described herein shall be referred to as (“Voice Services”). Voice Service shall not include any Third Party Services.
          1.1 Voice Service Rates. Customer’s pricing, discounts and commitments, if any, for Voice Services are set forth in the attached rate attachments (“Rate Attachment”). The pricing for Voice Services in the Rate Attachments represents “Base Rates” and does not reflect any discount for volume achievement (in dollars) or Revenue Commitment (in dollars and term) as defined below, if applicable.
          1.2 Transport Rate Tier. The Customer’s transport rate is set forth in Rate Attachment A-1b, and may fluctuate each month based on Customer’s actual volume, subject to a Revenue Commitment, if any. In order to determine Customer’s transport rate for this Schedule, in any month during the Term of the Agreement, WilTel will calculate on a monthly basis, Customer’s volume in dollars by aggregating Customer’s total payment for Voice Services for interstate, intrastate and international usage (“Total Service Charges”). Total Service Charges do not include any payments or charges for late charges, non-recurring charges, interest, taxes and other government-imposed surcharges, or payments made by Customer for Third Party Services. Customer’s Total Service Charges for the month will then be compared against the transport volume matrix as set forth in Rate Attachment A-1b. Customer will then receive the transport rate associated with the volume level actually achieved. If Customer has made a Revenue Commitment, Customer will be billed in accordance with Section 1.3 below.
          1.3 Revenue Commitment. If Customer agrees to a Revenue Commitment, Customer shall be obligated to purchase Voice Services under this Agreement in the amount reflected on Rate Attachment A-1a per month (the “Revenue Commitment”) throughout the term of the Revenue Commitment set forth in the Rate Attachment. To the extent that, in any month during the term of the Revenue Commitment, Customer fails to have Total Service Charges greater than or equal to the Revenue Commitment amount, WilTel may invoice Customer on Customer’s current or next invoice, an amount equal to the difference between the Revenue Commitment amount and the Total Service Charge. Such amount represents liquidated damages, and not a penalty, and is based on Customer’s commitment to pay the Revenue Commitment amount for the entire term of Revenue Commitment as set forth in Rate Attachment A-1a and WilTel’s agreement to the discounts set forth in Rate Attachment A-1b attached hereto, which reflect such Revenue Commitment.
          1.4 Acceptance of Quote. All rates and/or the Revenue Commitment, set forth in the attached Rate Attachment identified as quote #1-MZ12L, are hereby accepted by Customer.

Access- Egress Switched Voice Services — Schedule 7A
     2. Voice Services. Voice Services include: One Plus Services, One Plus Enhanced Services, Toll Free Services, Toll Free Enhanced Services, International Toll Free Services, Directory Assistance Services, Operator Assistance Services and Post-Paid Calling Card Services.
          2.1 “One Plus Services”. One Plus Services include Switched One Plus Services and Dedicated One Plus Services as described below.
               a. “Switched One Plus Service”. Switched One Plus Service is the WilTel origination (via individual telephone lines) and WilTel termination of calls over facilities comprising the WilTel network.
               b. “Dedicated One Plus Service”. Dedicated One Plus Service is the WilTel termination of calls solely over facilities comprising the WilTel network which origination is via dedicated access lines (“DAL(s)”) from an end user’s private branch exchange (“PBX”) or other Customer premise equipment (“CPE”). Customer or WilTel may order DALs to the WilTel point of presence (“POP(s)”), for which Customer will reimburse WilTel all fees and charges for such access lines together with WilTel’s then current administration fee.
          2.2 “One Plus Enhanced Services”. One Plus Enhanced Service includes Validated and Invalidated Account Codes, which serve as an enhancement to One Plus Services as described in Section 2.1 above.
               a. “Validated Account Codes”. Validated account codes are pre-defined by the Customer and are validated against digit order and length prior to call completion.
               b. “Unvalidated Account Codes”. Unvalidated Account Codes are pre-defined by the Customer and are verified against a specific digit length prior to call completion.
          2.3 “Toll Free Services”. Toll Free Services include Switched Toll Free Services and Dedicated Toll Free Services as described below. Customer may select its unique Toll Free Number (“TFN(s)”) from available TFNs or the TFN may be randomly generated by the nationwide Service Management System (“SMS”) database. Customer’s TFN terminating location(s) can be a 10-digit voice-grade telephone number or a dedicated access facility.
               a. “Switched Toll Free Service”. Switched Toll Free Service is the origination (via individual telephone lines) and WilTel termination of Toll Free calls solely over facilities comprising the WilTel network.
               b. “Dedicated Toll Free Service”. Dedicated Toll Free Service is the WilTel origination of toll free calls solely over facilities comprising the WilTel network which termination is via DALs to an end user’s private branch exchange (“PBX”) or other CPE. WilTel may order DALs to the POP, for which Customer will reimburse WilTel all fees and charges for such DALs.

Access- Egress Switched Voice Services — Schedule 7A
          2.4 “Toll Free Enhanced Service”. Toll Free Enhanced Service includes the following enhanced service features.
               a. Responsible Organization (“RespOrg”). RespOrg identifies the company responsible for managing and administering the 800 subscriber’s records in the 800 Service Management System (“SMS/800”). Managing and administering the SMS/800 consists of data entry, changing records, accepting trouble reports and referring and/or clearing issues with regard to the 800 subscriber’s record. Customer has the option to select WilTel as RespOrg or act as its own RespOrg.
               b. Area of Services (“AOS”). AOS is Customer’s pre-defined network serving area where toll free origination is allowed. Four AOS plans are available; (i) XA – 48 contiguous United States, Alaska, Hawaii and Canada; (ii) XB – 48 contiguous United States, Alaska, Hawaii, Puerto Rico, United States Virgin Islands; (iii) XC – 48 contiguous United States, Alaska, Hawaii, Puerto Rico, United States Virgin Islands, Guam and Canada; (iv) US – 48 contiguous United States, Alaska end Hawaii.
               c. Network Availability. Toll free calls can originate and Terminate within the following areas:
                    i. Origination. Is offered in the 48 contiguous United States, Alaska, Hawaii, Canada, Puerto Rico, United States Virgin Islands, Guam and Saipan.
                    ii. Termination. Toll free calls can terminate in the 48 contiguous United States, Alaska, and Hawaii.
               d. “National Toll Free Directory Assistance”. National Toll Free Directory Assistance lists Customer’s toll free number as published or non-published in the AT&T National Toll Free Directory Assistance database (1-800-555-1212).
               e. Announcement/Custom Recordings. Customer may specify announcements or custom recordings to complement its Toll Free Services. All recordings requested by Customer are subject to approval of content by WilTel and recorded in WilTel’s professional recording studio.
               f. Real-time Automatic Number Identification (“ANI”) Delivery. Real-time ANI delivery transmits the calling party’s ten (10) digit telephone number to the Customer’s premises allowing identification of the calling party. This feature is only available over DALs.
               g. Dialed Number Identification Service (“DNIS”) Delivery. DNIS delivery identifies two or more dialed toll free numbers received over a single trunk group. DNIS value (2 – 12 digits) is defined per toll free number. This feature is only available over DALs.

Access- Egress Switched Voice Services — Schedule 7A
               h. “Carrier Allocation Routing”. Carrier Allocation Routing enables allocation of toll free calls across two or more interexchange carriers (“IXC”) based on a pre-defined percentage of calls. Carrier Allocation Routing is defined in the national SMS.
               i. “Call Referral Recording”. Call Referral Recording enables calls to be treated with a customized announcement. All recordings requested by Customer are subject to approval of content by WilTel.
               j. “Origin of Call Routing”. Origin of Call Routing routes calls based on the call’s point of origin (“Calling Party ID”). Origin of Call Routing supports 3, 6, or 10-digit routing. Call may terminate to multiple, pre-defined locations. If Customer requires customized AOS, Origin of Call Routing is necessary.
               k. “Percent Allocation Routing”. Percent Allocation Routing enables allocation of toll free calls across two or more, pre-defined terminating locations based on a percent of calls.
               l. “Time Dependent Routing”. Time Dependent Routing allows Customer to route toll free calls based upon time and date of call origination. Routing may be established based upon holiday, day of year, day of week, or time of day.
               m. “Menu Routing”. Menu Routing guides the dialing party through a list of pre-defined menu options and routes the call to a desired destination.
               n. “Extension Routing”. Extension Routing prompts the dialing party for a one (1) to fifteen (15) digit extension number that is verified against a Customer defined list of valid extensions and subsequently routed to a related destination.
               o. “Busy/No Answer Overflow”. Busy/No Answer Overflow enables toll free calls to route to up to five (5) pre-defined alternate locations if the primary location is busy or does not answer.
               p. “Unvalidated Account Codes”. Unvalidated Account Codes are pre-defined by the Customer and are verified against a specific digit length (2-12 digits) prior to call completion.
               q. “Authorization Codes”. Authorization Codes restrict access to Toll Free Service by prompting the dialing party to enter a valid pre-determined Authorization Code prior to call completion.
          2.5 International Toll Free Service (“ITFS”). ITFS is an extension or feature of WilTel’s existing domestic Switched Toll Free Service or Dedicated Toll Free Service. When ordering ITFS Customer must be on existing WilTel Switched Toll Free Service and/or Dedicated Toll Free Service Customer, as international originated calls will terminate to these existing Voice Service lines. ITFS is subject to availability and limitations invoked by some foreign

Access- Egress Switched Voice Services — Schedule 7A
          administrations as set forth in Section 2.5(b) below. Installation intervals vary by country and shall be determined on an individual case basis. For each ITFS number, the Customer will be assessed a non-recurring set-up fee to activate the ITFS and a per minute usage charge per country.
               a. ITFS Features:
                    i. Network Availability. Toll free calls can originate and terminate within the following areas:
                         A. Origination. Offered from a large number of countries as set forth in the Rate Attachment.
                         B. Termination. Toll free calls can terminate in the 48 contiguous United States, Alaska, Hawaii, and Canada.
                    ii. “Time Dependent Routing”. Time Dependent Routing allows Customer to route toll free calls based upon time and date of call origination. Routing may be established based upon holiday, day of year, day of week, or time of day.
                    iii. “Busy/No Answer Overflow”. Busy/No Answer Overflow enables toll free calls to route to up to five (5) pre-defined alternate locations if the primary location is busy or does not answer.
                    iv. Dialed Number Identification Service (“DNIS”) Delivery. DNIS Delivery identifies two or more dialed toll free numbers received over a single trunk group. DNIS value (2-12 digits) is defined per toll free number. This feature is only available over DALs.
                    v. “Blocking”. Blocking will be available at the country level, and can be activated with a twenty-four (24) hour lead-time.
               b. ITFS Limitations and Restrictions. ITFS is subject to certain limitations and restrictions as set forth in the ITFS Access and Restrictions Guide which can be located at http://www.wiltel.com/customers/content/guidelines/htm. For example, country availability may be limited in certain worldwide locations, and some countries may restrict availability for calling card use or condition availability on Customer’s provision of information. Additional features may be available from time to time.
          2.6 “Directory Assistance Service”. Directory Assistance Service provides Customer’s pre-subscribed end users with phone number, address and NPA/Country code information by dialing 1+NPA+SS5+1212 or by accessing the calling card automated platform. In addition to usage charges for completed calls, a per-call surcharge is assessed to all calls regardless if the Directory Assistance operator furnishes the requested telephone number(s), or advises the caller that the requested number is non-published or no record can be found. WilTel offers domestic Directory Assistance call completion in limited areas. International directory assistance is accessed by dialing a WilTel operator who will request the number from the appropriate international operator.

Access- Egress Switched Voice Services — Schedule 7A
          2.7 “Operator Assistance Service”. Operator Assistance Service provides Customer’s pre-subscribed end-users call completion functions performed via a live operator or automated systems. Access to WilTel’s operator assistance can be obtained by the following dialing methods: (a) “00” from a telephone subscribed to WilTel’s network in a Feature Group D (“FGD”) area, and (b) ”0+ (NPA-NXX-XXXX)” from a telephone subscribed to WilTel’s network in a POD area. WilTel does not support Operator Assistance Services over dedicated facilities. Customer shall be responsible for compliance with all signage, labeling and agreement requirements of the Federal Communication Commission (“FCC”) regarding alternative operator assistance and consumer protection policies. Types of Operator Assistance include:
               a. Collect Calls. Types of collect calls include:
                    i. Person to Person calls in which the operator verifies the dialed party is the intended recipient and is willing to accept charges for the call prior to call completion and billing to the destination number.
                    ii. Station to Station calls in which operator verifies the dialed party is willing to accept charges for the call prior to call completion and billing to the destination number.
                    iii. Bill to Third Party Person to Person calls in which operator verifies the dialed party is the intended recipient prior to call completion. The call is then billed to a third party.
                    iv. Bill to Third Party Station to Station calls in which the operator completes the call to the dialed party and bills the call to a third party.
               b. LEC Calling Card Calls. Types of LEC Calling Card Calls include:
                    i. Automated LEC Calling Card Calls in which the end user dials 00 to go to the automated attendant. After the automated tone, the end user enters a LEC card number and the call is completed, which is done without the assistance of a live operator and the call is billed to the end user’s LEC card.
                    ii. Customer Dialed LEC Calling Card Calls in which the end user dials 0+NPA plus the destination number. After the automated tone, the end user goes to the operator, who requests billing information, completes the call, which is billed to the end user’s LEC card.
                    iii. Operator Dialed LEC Calling Card Calls in which the end user requests the operator to complete the call and requests the call to be billed to end user’s LEC calling card.
               c. General Assistance. End user requests general information from the operator, e.g. inquiries to working telephone numbers, NPA inquiries, etc.

Access- Egress Switched Voice Services — Schedule 7A
               d. Automated Operator. Automated operator services processes calling card calls, collect calls and bill-to third party call types for an domestic and international termination calls.
               e. Line Information Database (“LIDB”) Validation Charges. Live or automated operators use the LIDB to perform billing validation for ANIs, LEC cards, etc. The LIDB surcharge will be passed through to the Customer.
          2.8 “Post-Paid Calling Card Services”. Post-Paid Calling Card Service provides long distance telephone usage charges which do not originate from the end user pre-subscribed ANI to be billed to the Customer’s account. Calls are placed by dialing a pre-determined toll free access number and entering a fourteen (14) digit authorization number. Post-Paid Calling Card must be ordered in conjunction with Toll Free Service or One Plus Service. Customer will be charged a platform surcharge and per minute usage charge for the length of the terminating call to either a domestic or international destination. Post-Paid Calling Card Service features include:
               a. Conference Calling. End user will access the conference calling option by pressing the # key after entering a predefined fourteen (14) digit authorization number. Up to six (6) additional parties may be added to the conference call. A surcharge for each additional line plus a per minute usage charge will be assessed for each line.
               b. Unvalidated Account Codes. Unvalidated account codes are pre-defined by the Customer and are verified against a specific digit length (2-8 digits) prior to call completion.
               c. Validated Account Codes. Validated account codes are pre-defined by the Customer and are validated against digit order and length prior to call completion.
     3. Customer Representations and Responsibilities. Customer agrees to the following representations and responsibilities.
          3.1 Customer Representations.
               a. Customer represents and warrants that it will comply with all applicable laws and applicable rules and regulations promulgated by federal and state regulatory agencies, including, but not limited to, those concerning IXC selection. Customer represents and warrants that it will not submit to WilTel an end user ANI for activation without obtaining and maintaining a proper primary interexchange carrier (“PIC”) authorization that complies with all applicable federal and state laws, rules and regulations. Customer shall produce for WilTel’s Inspection, at Customer’s expense, any PIC authorization within forty-eight (48) hours after WilTel’s oral or written request, or within any shorter period required by a local access provider or regulatory agency. When a request for the PIC authorization is made by a local access provider or regulatory agency, WilTel will cooperate with Customer to obtain any reasonable extension of time Customer may require. WilTel will cooperate with Customer (at Customer’s expense) in the defense

Access- Egress Switched Voice Services — Schedule 7A
of any slamming or other similar charge of unlawful actions by Customer. Customer will also cooperate with WilTel (at Customer’s expense) in the defense of any slamming or other similar charge of unlawful actions by Customer. In such event WilTel may, in addition to any other remedy hereunder, refuse to activate additional ANIs under Customer’s account if Customer is unable lo cure such non-compliance. WilTel will resume accepting ANIs only after Customer produces evidence reasonably satisfactory to WilTel that Customer is in compliance with this Section 3.1.
               b. Customer represents and warrants that it shall have appropriate certificates of public convenience and necessity, licenses and all requited regulatory approvals and that it will be legally authorized to provide service as contemplated under the terms and conditions of this Schedule and the Agreement before such Voice Service is requested by Customer. Customer represents and warrants that it will immediately notify WilTel in the event such certificates of public convenience and necessity, licenses or other required regulatory approvals should be revoked, suspended or, for whatever reason, cease to be effective.
               c. Customer agrees to defend, indemnify and hold harmless WilTel from any claims, demands, actions, losses, damages, assessments, charges, liabilities, costs and expenses (including, without limitation, interest, penalties and attorneys fees and disbursements) associated with, arising out of or in any way relating to Customer’s breach of its representations in this Section 3.1.
          3.2 Customer’s Responsibility for End User ANI. Customer will be financially responsible for usage generated by each end user ANI activated by WilTel pursuant to a request by Customer until such ANI is presubscribed to another IXC or Customer requests that Voice Service be terminated. Customer may request WilTel to block an ANI upon the end user’s failure to pay Customer, subject to Customer’s prior certification to WilTel that it has given the end user any notice required by any applicable law, statute, role or regulation. Customer will reimburse WilTel for reasonable expenses incurred to block an ANI. However, Customer shall not be liable to WilTel where WilTel either (i) does not block the ANI within four (4) hours after notice by Customer or (ii) improperly activates an end user ANI.
          3.3 Customer’s Responsibility for Letter of Authorization. Customer will obtain and retain, for a period of two (2) years from the termination or expiration date of the Agreement, letters of authorization (“LOA(s)”) from all its customers, whether end users or not. Customer shall, make such LOAs available upon reasonable request to WilTel and will defend, indemnify and hold harmless WilTel from any claims, demands, actions, losses, damages, assessments, charges, liabilities, costs end expenses (including, without limitation, interest, penalties and attorneys fees and disbursements) WilTel may incur because of Customer’s failure to obtain, retain and/or provide such LOAs to WilTel.
          3.4 Customer’s Responsibility for Fraudulent Calls. Customer shall be responsible for all costs, expenses, claims or actions arising from all calls relating to Customer’s or its end users use of Voice Services including those calls the purpose or effect of which is theft or unauthorized usage of communications services or misleading or fraudulent communications of any

Access- Egress Switched Voice Services — Schedule 7A
nature (including, without limitation, communications intended to effect theft through unauthorized use of calling cards) and all unauthorized or fraudulent communications on pay-per-call numbers, information service calls, directory assistance calls or the like for which WilTel is billed that are passed through to the Customer for billing to Customer’s customers (collectively, “Fraudulent Calls”). Customer shall not be excused from paying WilTel for any Voice Services provided to Customer or any portion thereof on the basis that Fraudulent Calls comprised a corresponding portion of the Voice Services. In the event WilTel discovers Fraudulent Calls being made (or reasonably believes Fraudulent Calls are being made), WilTel shall immediately notify Customer. Notwithstanding the foregoing, nothing contained herein shall prohibit WilTel from taking immediate action (within one (1) hour of WilTel’s first attempt to notify Customer) that is reasonably necessary to prevent such Fraudulent Calls from taking place, including without limitation, denying any Voice Services to particular ANIs or terminating any Voice Services to or from specific affected locations.
          3.5 Customer’s Responsibility for Traffic Forecast. Before issuing its first Service Order and on a quarterly basis throughout the Term of the Agreement, Customer shall provide WilTel with a rolling one-year forecast:
               a. for domestic Voice Service, specifying the number of minutes expected to be terminated or originated in various local access transport area (“LATA(s)”) and/or tandems, and
               b. for international Voice Service, the number of minutes expected to be originated from or terminated to each country for which Customer will seek Voice Service.
          3.6 Customer’s Responsibility for Equipment. Customer is responsible for ensuring that the end user of any DAL has proper equipment to terminate a standard T-1, ISDN PRI T-1 or a T-3 and to meet FCC interconnection standards. Customer or Customer’s end user is also responsible for all costs at its premises incurred in the use of Voice Service, including but not limited to equipment, wiring, electrical power, and personnel. If WilTel begins the installation process but Customer does not have the necessary equipment available, Customer will reimburse WilTel all costs that WilTel has incurred and WilTel will not be liable to provide any Voice Service to Customer or Customer’s end user until and unless Customer or Customer’s end user has the necessary equipment.
          3.7 Customer’s Responsibility for Dial-Around Calls. WilTel does not offer a product or service, which allows Customer or its end users to access the WilTel network by dialing 10-1XXXX using a WilTel Carrier Identification Code (“CIC”) (a “Dial-Around Call”). WilTel will block the WilTel CIC with respect to any Dial-Around Calls so as to prevent such access to the WilTel network. Customer agrees that it will not market, offer or allow any Dial-Around Calls by its end users. Customer agrees that it will defend, indemnify and hold harmless WilTel from any claims, demands, actions, losses, damages, assessments, charges, liabilities, costs and expenses (including, without limitation, interest, penalties and attorneys fees and disbursements) associated with any Dial-Around Calls by Customer or its end users. Any violation of this Section will be considered a material breach of the Agreement and, notwithstanding anything to the contrary in this

Access- Egress Switched Voice Services — Schedule 7A
Schedule or the Agreement, will allow WilTel to terminate this Schedule immediately and without liability upon written notice to Customer.
          3.8 Customer’s Additional Responsibilities. Customer shall:
               a. subject to the terms of clause g. below, not use WilTel’s name, trademarks, trade names, service marks or logos in connection with the provision of service to its end users including, but not limited to, all billing and collection services;
               b. use its own product names which do not identify WilTel products;
               c. accept responsibility for all interaction and interface with its end users. Customer shall be solely responsible for end user solicitation, service requests, creditworthiness, customer service, billing, billing adjustments and collection. Regardless of its arrangement with its end users or any claims an end user may have against it, the Customer remains responsible for compliance with all terms and conditions of the Agreement, including but not limited to payment of all charges for Voice Services furnished to the Customer or an authorized end user, regardless of any use, misuse or abuse of the Customer’s service or Customer equipment by third parties, the Customer’s employees or the public and regardless of Customer’s inability to charge for services used by end users or to collect payment from end users;
               d. have sole responsibility for installation, testing and operation of facilities, services and equipment other than those specifically provided by WilTel as part of the Voice Services (“Customer Facilities”) as described in a Service Order. In no event will the untimely installation or non-operation of Customer Facilities relieve Customer of its obligation to pay charges for the Voice Services on the WilTel turn-up date as provided to Customer in WilTel’s order confirmation document;
               e. be responsible for the security of Authorization Codes used by Customer or its end users. All calls placed using such Authorization Codes or using Customer Facilities owned or controlled by Customer or its end users will be billed to Customer and must be paid by Customer;
               f. not use or permit others to use the Voice Services in a manner that could interfere with Voice Services provided to others or that could harm the facilities of WilTel or others. Such impermissible uses include, but are not limited to, equipment malfunctions, connection of unauthorized equipment, mass calling events, inadequate Customer trunking, excessive non-completed calls, and excessive invalid calls. WilTel may, without liability, initiate immediate action including, but not limited to, interruption of all Customer’s traffic without notice, to prevent or terminate such activities;
               g. use the WilTel name only in post-sale communications which inform end users that WilTel is the underlying carrier and that WilTel’s name may appear on copies of end user’s local phone bills using specific language authorized by WilTel;

Access- Egress Switched Voice Services — Schedule 7A
               h. assume all responsibility for PIC disputes and complaints with the LEC.
     4. Oilier Charges and Surcharges.
          4.1 Usage Charges. Usage charges are based on the actual usage of WilTel facilities. Such charges are measured in Conversation Minutes as defined below. Conversation Minutes begin when the called party answers, as determined by answer supervision, and end when either party disconnects (“Conversation Minutes”). The minimum call duration for billing purposes is: (a) for the 48 contiguous United States, Alaska, Hawaii, Puerto Rico, US Virgin Islands, Guam, and Saipan Voice Service, six (6) seconds minimum initial period and usage is rounded to the next higher six (6) second increment after the initial period; (b) for international Voice Service except Mexico, thirty (30) seconds minimum initial period and usage is rounded to the next higher six (6) second increment after the initial period; (c) for Voice Service to and from Mexico, sixty (60) seconds minimum initial period and usage is rounded to (he next higher sixty (60) second increment after the initial period.
          4.2 Chargeable Time. Chargeable time for Customer shall begin when the called party answers, as determined by answer supervision, provided that such capabilities are available from the local telephone company. If answer supervision is not available and the duration of a call is at least one hundred and fifty (150) seconds, WilTel will bill for such call for a duration of one hundred and twenty (120) seconds (inclusive of a thirty second call setup time). Chargeable time for a call shall end upon disconnection by either party.
          4.3 Minimum Usage Charge (per Port). Customer’s dedicated ports must have minimum usage of [$750] per month for a DS-l and [$7,500] per month for DS-3. Minimum usage charges are restricted to usage only and non-recurring charges including but not limited to taxes or interest do not count towards the minimum. This charge applies to any DAL or ISDN PRI. A national aggregate of DS-1s and DS-3s, separately, will be calculated of Customer’s monthly DAL usage. The aggregate will then be divided by the number of existing Customer DALs to arrive at an average usage per DAL. The average use per DAL will be used to estimate if Customer has met the minimum DAL usage for that month. In the event the average usage per DAL is below the minimum port charge, a line item shortfall covering all DALs will be invoiced. In addition, WilTel reserves the right to monitor usage amounts on all Customer DALs. If the DAL usage drops below [ten thousand (10,000) minutes] of use for a DS-l or [one hundred fifty thousand (150,000)] minutes of use for a DS-3 for two (2) consecutive months, WilTel may give Customer thirty (30) calendar days written notice that the DAL will be disconnected and Customer will be responsible for any LEC termination liability.

Access- Egress Switched Voice Services — Schedule 7A
          4.4 Surcharges. WilTel will assess against Customer and Customer will be responsible for paving certain surcharges in addition to the Voice Service Rates as described in Section 1.1, for use of WilTel Voice Services. These surcharges are described below:
               a. Payphone. A per call payphone surcharge is applicable to toll free access and Dial Around Calls that originate from any payphone used to access the WilTel network as authorized by FCC Docket No. 96-128.
               b. Non-Completed Calls. A surcharge shall be assessed when Customer’s domestic toll free and international toll free non-completed calls exceed [ten percent (10%)] of Customer’s overall domestic toll free and international toll free traffic respectively in a billing month.
               c. Unauthorized Primary Interexchange Carrier (“PIC”) Change. WilTel shall assess Customer an Unauthorized Carrier Change Charge (“UCCC”) for each PIC change made without prior valid authorization. Continued unauthorized PIC changes by Customer shall be considered grounds for refusing to provide or for discontinuing Voice Service to Customer.
               d. “PIC Change Charge”. The LEC shall assess end user a pass through PIC Change Charge when an end user’s ANI is PIC’d from one IXC to another IXC.
               e. “Carrier Line Charge or Primary Interexchange Carrier Charge (“PICC”). WilTel shall assess Customer a pass through Carrier Line Charge known as a PICC for line charges assessed by each underlying LEC.
               f. “PIC with Interexchange Pay Charge”. WilTel shall assess Customer a pass through PIC Change Charge from the LEC when a Customer’s ANI is PIC’d from one IXC to another IXC.
     5. Traffic Jurisdiction Determination. If WilTel provides any Voice Service for which the rates or other terms and conditions depend on the jurisdictional nature (interstate, including international, or intestate) of Customer traffic, WilTel shall be entitled to determine the jurisdiction of such traffic to the extent WilTel can make such a determination based on call detail information. WilTel shall utilize a hierarchical rating methodology based on the following information in sequential order of priority from highest to lowest:
          a. For terminating traffic, WilTel shall use: Originating Local Routine Number (“ORIGLRN”), Calling Party Number (“CPN”), or Originating Number/ANI (“ANISP”) to determine jurisdiction.
          b. For originating traffic, WilTel shall use: Terminating LRN (“TERMLRN”) or Called Number (“CALLEDNO”) to determine jurisdiction. To the extent WilTel cannot make such a determination with respect to traffic (“Indeterminate Traffic”), if Customer is a switchless reseller

Access- Egress Switched Voice Services — Schedule 7A
utilizing end user DALs, WilTel shall use the DAL point of interconnection as the origination or termination point for the closed end of the Voice Service.
     6. Applicability of Tariffs.
          a. Interstate Services. For interstate and international Voice Service, the parties hereby agree that the Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement not subject to the tariff filing requirements of Section 203(a) of the Communications Act of 1934, as amended. All terms, conditions, and prices for the Voice Services provided by WilTel under the Agreement, to the extent they are telecommunications services subject to FCC regulation, shall be those terms, conditions, and prices contained in the Agreement and related documents, and not those contained in any WilTel federal tariff.
          b. Intrastate Services. Where WilTel is authorized to provide intrastate switched Voice Services, the provision of such Voice Service shall be at the rates stated in and in accordance with the terms and conditions of WilTel’s applicable intrastate tariff or otherwise in accordance with applicable state law.
          c. Modification of Tariffs. WilTel may modify or withdraw tariffs from time to time, which may result in the discontinuation of any Voice Service. WilTel shall have no liability for any such discontinuation. In the event WilTel withdraws its filed tariffs, the tariff terms and conditions in effect on the date of such withdrawal will continue to apply to the Agreement. After withdrawal of the applicable tariffs, the terms of the Agreement will control over any inconsistent provision in the former tariffs, subject to standard contract interpretation rules. Tariffs not withdrawn shall continue to have the same force and effect.
     7. Backhaul. WilTel will absorb all backhaul costs between a WilTel POP and the nearest WilTel voice switch. In exchange areas where there is a Third Party Provided POP and not a WilTel POP, WilTel may provide Third Party Provided IXC backhaul service at rates to be determined on an individual case basis.
     8. Change Notice.
          a. Customer’s international, Alaska, Hawaii, Puerto Rico, US Virgin Islands, Guam, and Saipan rates and discounts are subject to change upon five (5) days written or electronic notice by WilTel to Customer. All other Voice Service pricing, discounts, and non-recurring charges are subject to change upon fifteen (15) days written or electronic notice by WilTel to Customer.
          b. All notices for Voice Service rates pursuant to this Schedule shall be as follows: Customer and WilTel agree that Voice Service rate change notices shall be sent by either facsimile transmission or electronic mail and are deemed to be received the day that the notice is sent by WilTel. Notice by facsimile is sent when it is transmitted to the facsimile number designated by the recipient as the facsimile number the recipient uses for the purpose of receiving facsimile information. Notice by electronic mail is sent when it is addressed properly or otherwise directed

Access- Egress Switched Voice Services — Schedule 7A
properly to an information processing system that the recipient has designated or uses for the purpose of receiving electronic information of the type sent. If, after sending a notice by electronic mail, WilTel receives an error or other message indicating that the electronic mail has not entered a region of the information processing system outside of the control of WilTel, or, if sent by facsimile, WilTel receives an error or other message indicating that the facsimile transmission has not been properly transmitted to the designated facsimile number, WilTel shall then send notice of the rate change via prepaid first class United States mail, in which case the notice will be deemed to be effective on the fourth (4th) business day after the postmark date thereof. For purposes of notice of this Section, the Customer shall designate an electronic mail address and the contact name and title of a person authorized to receive the Voice Service rate change notices by electronic mail; and a facsimile number and the contact name and title of a person authorized to receive the rate change notices by facsimile transmission. Customer may change this notice information by providing WilTel (30) thirty days written notice of such change. Such notice shall be sent via email tovoiceacctmgt@wcg.com.

Customer E-Mail Notification

Contact Name	Steve Holden
Contact Title:	General Manager
Contact E-mail Address:	steveholden@starvoxenhancedservices.com
Customer Facsimile Notification

Contact Name:	Steve Holden
Contact Title:	General Manager
Facsimile Number:	214-485-1578
          9.1 Planned Network Maintenance Period (“PMNP(s)”). WilTel shall avoid performing PNMP between 0600 to 2200 local time, Monday through Friday. WilTel shall provide Customer with electronic mail, telephone, facsimile, or written notice of a PNMP (i) not less than three (3) business days prior to performing a PNMP that in WilTel’s reasonable opinion, has a substantial likelihood of affecting Customer’s traffic for up to fifty (50) milliseconds, or (ii) not less than ten (10) business days prior to performing a PNMP that in WilTel’s reasonable opinion, has a substantial likelihood of affecting Customer’s traffic for more than fifty (50) milliseconds. If the PNMP is canceled or delayed, WilTel shall promptly notify Customer and shall comply with the provisions of this Section 9.1 to reschedule the PNMP.
          9.2 Emergency Network Maintenance Period (“ENMP(s)”). It may be necessary for WilTel to issue notification of an ENMP. ENMPs allow WilTel to perform mandated maintenance with a shorter Customer notification interval than PNMPs.
     10. Warranty. WILTEL MAKES NO WARRANTY WITH RESPECT TO THE VOICE SERVICE PROVIDED UNDER THIS SCHEDULE. WILTEL DISCLAIMS ALL WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A

Access- Egress Switched Voice Services — Schedule 7A
PARTICULAR PURPOSE. NO WARRANTY IS MADE OR PASSED ON WITH RESPECT TO ANY THIRD PARTY SERVICES.

Carrier Voice Services—Schedule 8
     This Carrier Voice Service Schedule (“Schedule”) is part of the agreement under which WilTel provides WilTel Service to Customer and which incorporates this Schedule (the “Agreement”). For purposes of this Schedule, all WilTel carrier Voice Services as described herein shall be referred to as (“Voice Services”). Voice Service shall not include any Third Party Services.
          1.1 Voice Service Rates. Customer’s pricing, discounts and commitments, if any, for Voice Services are set forth in the attached rate attachments (“Rate Attachment”). The pricing for Voice Services in the Rate Attachments represents “Base Rates” and does not reflect any discount for volume achievement (in dollars) or Revenue Commitment (in dollars and term) as defined below, if applicable.
          1.2 Discount. The Customer’s discount to its Base Rates, if any, is set forth in Rate Attachment A-lb, and may fluctuate each month based on Customer’s actual volume, subject to a Revenue Commitment, if any. In order to determine Customer’s discount for Voice Services, if any, in any month during the Term of the Agreement, WilTel will calculate on a monthly basis, Customer’s volume in dollars by aggregating Customer’s total payment for Voice Services for interstate, intrastate and international usage (“Total Service Charges”). Total Service Charges do not include any payments or charges for late charges, non-recurring charges, interest, taxes and other government-imposed surcharges, or payments made by Customer for Third Party Services. Customer’s Total Service Charges for the month will then be compared against the volume discount structure set forth in Rate Attachment A-lb. Customer will then receive the discount associated with the volume level actually achieved. If Customer has made a Revenue Commitment, Customer will be billed in accordance with Section 1.3 below.
          1.3 Revenue Commitment. If Customer agrees to a Revenue Commitment, Customer shall be obligated to purchase Voice Services under this Agreement in the amount reflected on Rate Attachment A-1a, per month (the “Revenue Commitment”) throughout the term set forth in the Rate Attachment. To the extent that, in any month during the term of the Revenue Commitment, Customer fails to have Total Service Charges greater than or equal to the Revenue Commitment amount, WilTel may invoice Customer on Customer’s current or next invoice, an amount equal to the difference between the Revenue Commitment amount and the Total Service Charge. Such amount represents liquidated damages, and not a penalty, and is based on Customer’s commitment to pay the Revenue Commitment amount for the entire term of Revenue Commitment as set forth in Rate Attachment A-1a and WilTel’s agreement to the discounts set forth in Rate Attachment A-1b attached hereto, which reflect such Revenue Commitment.
          1.4 Acceptance of Quote. All rates and/or the Revenue Commitment, set forth in the attached Rate Attachment identified as quote #1–MZ05C, are hereby accepted by Customer.

Carrier Voice Services—Schedule 8
     2. Voice Services. Voice Services include: Carrier LEC Toll Free Services, Toll Free Enhanced Services, International Toll Free Services, and Carrier LEC Termination Service.
          2.1 “Carrier LEC Toll Free Service”. Carrier LEC Toll Free Service is the WilTel origination of toll free calls and the termination of such calls to one or more full time dedicated connections between Customer’s network and the WilTel network at one or more WilTel points of presence (“POP(s)”). WilTel may order dedicated access lines (“DAL(s)”) to the WilTel POP, for which Customer will reimburse WilTel all fees and charges for such DALs.
          2.2 “Toll Free Enhanced Service”. Toll Free Enhanced Service includes the following enhanced service features.
               a. Toll Free Enhanced Service Features:
                    i. Responsible Organization (“RespOrg”). RespOrg identifies the company responsible for managing and administering the 800 subscriber’s records in the 800 Service Management System (“SMS/800”). Managing and administering the SMS/800 consists of data entry, changing records, accepting trouble reports and referring and/or clearing issues with regard to the 800 subscriber’s record. Customer has the option to select WilTel as RespOrg or act as its own RespOrg.
                    ii. Area of Service (“AOS”). AOS is Customer’s pre-defined network serving area where toll free origination is allowed. Three AOS plans are available: (i) 48 contiguous United States, Alaska, Hawaii and Canada, (ii) 48 contiguous United States, Alaska, Hawaii, Puerto Rico, United States Virgin Islands, Guam and Saipan; (iii) 48 contiguous United States, Alaska, Hawaii, Puerto Rico, United States Virgin Islands, Guam, Saipan and Canada.
                    iii. Network Availability. Toll free calls can originate and terminate within the following areas:
                         A. Origination. Is offered in the 48 contiguous United States, Alaska, Hawaii, Canada, Puerto Rico, United States Virgin Islands, Guam, and Saipan.
                         B. Termination. Toll free calls can terminate in the 48 contiguous United States, Alaska, Hawaii and Canada.
                    iv. “National Toll Free Directory Assistance”. National Toll Free Directory Assistance lists Customer’s toll free number as published or non-published in the AT&T National Toll Free Directory Assistance database (1-800-555-1212).
                    v. Announcements/Custom Recordings. Customer may specify announcements or custom recordings to complement its Toll Free Services. All recordings requested by Customer are subject to approval of content by WilTel and recorded to WilTel’s professional recording studio.

Carrier Voice Services—Schedule 8
                    vi. Real-lime Automatic Number Identification (“ANI”) Delivery. Real-time ANI delivery transmits the calling party’s ten (10) digit telephone number to the Customer’s premises allowing identification of the calling party. This feature is only available over DALs.
                    vii. Dialed Number Identification Service (“DNIS”) Delivery. DNIS delivery identifies two or more dialed toll free numbers received over a single trunk group. DNIS value (2-12 digits) is defined per toll free number. This feature is only available over DALs.
                    viii. “Carrier Allocation Routing”. Carrier Allocation Routing enables allocation of toll free calls across two or more interexchange carriers (“IXC”) based on a pre-defined percentage of calls. Carrier Allocation Routing is defined in the national SMS.
                    ix. “Call Referral Recording”. Call Referral Recording enables calls to be treated with a customized announcement. All recordings requested by Customer are subject to approval of content by WilTel.
                    x. “Origin of Call Routing”. Origin of Call Routing routes calls based on the call’s point of origin (“Calling Party ID”). Origin of Call Routing supports 3, 6, or 10-digit routing. Calls may terminate to multiple, pre-defined locations. If Customer requires customized AOS, Origin of Call Routing is necessary.
                    xi. “Percent Allocation Routing”. Percent Allocation Routing enables allocution of toll free calls across two or more, pre-defined terminating locations based on a percent of calls.
                    xii. “Time Dependent Routing”. Time Dependent Routing allows Customer to route toll free calls based upon time and date of call origination. Routing may be established based upon holiday, day of year, day of week, or time of day.
                    xiii. “Menu Routing”. Menu Routing guides the dialing party through a list of pre-defined menu options and routes the call to a desired destination.
                    xiv. “Extension Routing”. Extension Routing prompts the dialing party for a one (1) to fifteen (15) digit extension number that is verified against a Customer defined list of valid extensions arid subsequently routed to a related destination.
                    xv. “Busy/No Answer Overflow”. Busy/No Answer Overflow enables toll free calls to route to up to five (5) pre-defined alternate locations if the primary location is busy or does not answer.
                    xvi. “Unvalidated Account Codes”. Unvalidated Account Codes are predefined by the Customer and are verified against a specific digit length (2-12 digits) prior to call completion.

Carrier Voice Services—Schedule 8
                    xvii. “Authorization Codes”. Authorization Codes restrict access to Toll Free Service by prompting the dialing party to enter a valid pre-determined Authorization Code prior to call completion.
          2.3 “Carrier LEG Termination Service”. Carrier LEC Termination Service is the WilTel termination of calls received from one or more full time dedicated connections between the Customer’s network and the WilTel network at a WilTel POP. WilTel may order DALs to the WilTel POP, for which Customer will reimburse WilTel all fees and charges for such DALs.
          2.4 International Toll Free Service (“ITFS”). ITFS is an extension or feature of WilTel’s existing domestic Carrier LEC Toll Free Service. When ordering ITFS Customer must be an existing Carrier LEC Toll Free Service Customer, as international originated calls will terminate to these existing Voice Service lines. ITFS is subject to availability and limitations invoked by some foreign administrations as set forth in Section 2.4(b) below. Installation intervals vary by country end shall be determined on an individual case basis. For each ITFS number, the Customer will be assessed a non-recurring set-up fee to activate the ITFS and a per minute usage charge per country.
               a. ITFS Features:
                    i. Network Availability. Toll free calls can originate and terminate within the following areas:
                         A. Origination. Offered from a large number of countries asset forth in the Rate Attachment.
                         B. Termination. Toll free calls can terminate in the 48 contiguous United States, Alaska, Hawaii, and Canada.
                    ii. “Time Dependent Routing”. Time Dependent Routing allows Customer to route toll free calls based upon time and date of call origination. Routing may be established based upon holiday, day of year, day of week, or time of day.
                    iii. “Busy/No Answer Overflow”. Busy/No Answer Overflow enables toll free calls to route to up to five (5) pre-defined alternate locations if the primary location is busy or does not answer.
                    iv. Dialed Number Identification Service (“DNIS”) Delivery. DNIS Delivery identifies two or more dialed toll free numbers received over a single trunk group. DNIS value (2-12 digits) is defined per toll free number. This feature is only available over DALs.
                    v. “Blocking”. Blocking will be available at the country level, and can be activated with a twenty-four (24) hour lead-time.

Carrier Voice Services—Schedule 8
               b. ITFS Limitations and Restrictions. ITFS is subject to certain limitations and restrictions as set forth in the ITFS Access and Restrictions Guide, which can be located at http://www.wiltel.com/customers/content/guidelines.htm. For example, country availability may be limited in certain worldwide locations, and some countries may restrict availability for calling card use or condition availability on Customer’s provision of information. Additional features may be available from time to time.
     3. Customer Representations and Responsibilities. Customer agrees to the following representations and responsibilities.
          3.1 Customer Representations.
               a. Customer represents and warrants that it shall have appropriate certificates of public convenience and necessity, licenses and all required regulatory approvals and that it will be legally authorized to provide service as contemplated under the terms and conditions of this Schedule and the Agreement before such Voice Service is requested by Customer. Customer represents and warrants that it will immediately notify WilTel in the event such certificates of public convenience and necessity, licenses or other required regulatory approvals should be revoked, suspended or, for whatever reason, cease to be effective.
          3.2 Customer’s Responsibility for Fraudulent Calls. Customer shall be responsible for all costs, expenses, claims or actions arising from all calls relating to Customer’s or its end users use of Voice Services including those calls the purpose or effect of which is theft or unauthorized usage of communications services or misleading or fraudulent communications of any nature (including, without limitation, communications intended to effect theft through unauthorized use of calling cards) and all unauthorized or fraudulent communications on pay-per-call numbers, information service calls, directory assistance calls or the like for which WilTel is billed that are passed through to the Customer for billing to Customer’s customers) (collectively, “Fraudulent Calls”). Customer shall not be excused from paying WilTel for any Voice Services provided to Customer or any portion thereof on the basis that Fraudulent Calls comprised a corresponding portion of the Voice Services. In the event WilTel discovers Fraudulent Calls being made (or reasonably believes Fraudulent Calls are being made), WilTel shall immediately notify Customer. Notwithstanding the foregoing, nothing contained herein shall prohibit WilTel from taking immediate action (within one (1) hour of WilTel’s first attempt to notify Customer) that is reasonably necessary to prevent such Fraudulent Calls from taking place, including without limitation, denying any Voice Services to particular ANIs or terminating any Voice Services to or from specific affected locations.

Carrier Voice Services—Schedule 8
          3.3 Customer’s Responsibility for Traffic Forecast. Before issuing its first Service Order and on a quarterly basis throughout the Term of the Agreement, Customer shall provide WilTel with a rolling one-year forecast:
               a. for domestic Voice Service, specifying the number of minutes expected to be terminated or originated in various local access transport areas (“LATA(s)”) and/or tandems, and
               b. for international Voice Service, the number of minutes expected to be originated from or terminated to each country for which Customer will seek Voice Service.
          3.4 Customer Responsibility for Equipment. Customer is responsible for ensuring that the end user of any DAL has proper equipment to terminate a standard T-l, ISDN PRI T-l or a T-3 and to meet FCC interconnection standards. Customer or Customer’s end user is also responsible for all costs at its premises incurred in the use of Voice Service, including but not limited to equipment, wiring, electrical power, and personnel. If WilTel begins the installation process but Customer does not have the necessary equipment available, Customer will reimburse WilTel all costs that WilTel has incurred and WilTel will not be liable to provide any Voice Service to Customer or Customer’s end user until and unless Customer or Customer’s end user has the necessary equipment.
          3.5 Customer’s Additional Responsibilities: Customer shall:
               a. subject to the terms of clause g. below, not use WilTel’s name, trademarks, trade names, service marks or logos in connection with the provision of service to its end users including, but not limited to, all billing and collection services;
               b. use its own product names which do not identify WilTel products;
               c. accept responsibility for all interaction and interface with its end users. Customer shall be solely responsible for end user solicitation, service requests, creditworthiness, customer service, billing, billing adjustments and collection. Regardless of its arrangement with its end users or any claims an end user may have against it, the Customer remains responsible for compliance with all terms and conditions of the Agreement, including but not limited to payment of all charges for Voice Services furnished to the Customer or an authorized end user, regardless of any use, misuse or abuse of the Customer’s service or Customer equipment by third parties, the Customer’s employees or the public and regardless of Customer’s inability to charge for services used by end users or to collect payment from end users;
               d. have sole responsibility for installation, testing and operation of facilities, services and equipment other than those specifically provided by WilTel as part of the Voice Services (“Customer Facilities”) as described in a Service Order. In no event will the untimely installation or non-operation of Customer Facilities relieve Customer of its obligation to pay charges for the Voice Services on the WilTel turn-up date as provided to Customer in WilTel’s order confirmation document.

Carrier Voice Services—Schedule 8
               e. comply with the rules and guidelines concerning Local Number Portability (“LNP”);
               f. be responsible for the security of Authorization Codes used by Customer or its end users. All calls placed using such Authorization Codes or using Customer Facilities owned or controlled by Customer or its end users will be billed to Customer and must be paid by Customer;
               g. not use or permit others to use the Voice Services in a manner that could interfere with Voice Services provided to others or that could harm the facilities of WilTel or others. Such impermissible uses include, but are not limited to, equipment malfunctions, connection of unauthorized equipment, mass calling events, inadequate Customer trunking, excessive non-completed calls, and excessive invalid calls. WilTel may, without liability, initiate immediate action including, but not limited to, interruption of all Customer’s traffic without notice, to prevent or terminate such activities;
               h. use the WilTel name only in post-sale communications which inform end users that WilTel is the underlying carrier and that WilTel’s name may appear on copies of end user’s local phone bills using specific language authorized by WilTel.
     4. Other Charges and Surcharges
          4.1 Usage Charges. Usage charges are based on the actual usage of WilTel facilities. Such charges are measured in Conversation Minutes as defined below. Conversation Minutes begin when the called party answers, as determined by answer supervision, and end when either party disconnects (“Conversation Minutes”). The minimum call duration for billing purposes is: (a) for the 48 contiguous United States, Alaska, Hawaii, Puerto Rico, US Virgin Islands, Guam, and Saipan Voice Service, six (6) seconds minimum initial period and usage is rounded to the next higher six (6) second increment after the initial period; (b) for international Voice Service except Mexico, thirty (30) seconds minimum initial period and usage is rounded to the next higher six (6) second increment after the initial period; for Voice Service to and from Mexico, sixty (60) seconds minimum initial period and usage is rounded to the next higher sixty (60) second increment after the initial period.
          4.2 Chargeable Time. Chargeable time for Customer shall begin when the called party answers, as determined by answer supervision, provided that such capabilities are available from the local telephone company. If answer supervision is not available and the duration of a call is at least [one hundred and fifty (150)] seconds, WilTel will bill for such call for a duration of [one hundred and twenty (120)] seconds (inclusive of a thirty second call setup time). Chargeable time for a call shall end upon disconnection by either party.
          4.3 Minimum Usage Charge (per Port). Customer’s dedicated ports must have minimum usage of [$750] per month for a DS-1 and [$7,500] per mouth for DS-3. Minimum usage charges are restricted to usage only and non-recurring charges including but not limited to taxes or

Carrier Voice Services—Schedule 8
interest do not count towards the minimum. This charge applies to any DAL or ISDN PRI. A national aggregate of DS-1s and DS-3s, separately, will be calculated of Customer’s monthly DAL usage. The aggregate will then be divided by the number of existing Customer DALs to arrive at an average usage per DAL. The average use per DAL will be used to estimate if Customer has met the minimum DAL usage for that month. In the event the average usage per DAL is below the minimum port charge, a line item shortfall covering all DALs will be invoiced. In addition, WilTel reserves the right to monitor usage amounts on all Customer DALs. If the DAL usage drops below [ten thousand (10,000)] minutes of use for a DS-1 or [one hundred fifty thousand (150,000)] minutes of use for a DS 3 for two (2) consecutive months. WilTel may give Customer thirty (30) calendar days written notice that the DAL will be disconnected and Customer will be responsible for any LEC termination liability.
          4.4 Surcharges: WilTel will assess against Customer and Customer will be responsible for paying certain surcharges in addition to the Voice Service Rates as described in Section 1.1, for use of Voice Services. These surcharges are described below:
               a. Non-Completed Calls. A surcharge shall be assessed when Customer’s domestic toll free and International toll free non-completed calls exceed [ten percent (10%)] of Customer’s overall toll free and international toll free traffic, respectively, in a billing month.
               b. Payphone Surcharges. Except as set forth in the Federal Communication Commission’s (“FCC’s”) Payphone Compensation rules (47 C.F.R. § 64.1300) or in a separate written end duly executed schedule or agreement, to the extent Customer is the Completing Carrier under the FCC’s rules: (i) Customer shall assume direct responsibility pursuant to such rules for payment of compensation to Payphone Service Providers (“PSPs”), (ii) WilTel shall have no obligation relating to such Customer compensation, including without limitation any obligation to track, collect, reconcile, or provide data relating to such calls, (iii) Customer shall have no liability to pay Payphone Surcharges to WilTel, (iv) WilTel shall have no obligation to provide PSPs with compensation for Customer’s calls, and (v) Customer shall, upon WilTel’s written request, provide any information required to rebut any claim by a regulatory body, PSP, external auditor, or clearinghouse that WilTel is obligated to compensate PSPs for such calls. To the extent Customer is not designated as the Completing Carrier for Customer calls, Customer will be subject to a per call payphone surcharge to the extent payphone compensation obligations apply to such calls under the FCC’s rules (47 C.F.R. § 64.1300 et seq.).
     5. Traffic Jurisdiction Determination.
          a. If WilTel provides any Voice Service for which the rates or other terms and conditions depend on the jurisdictional nature (interstate, including international, or intrastate) of Customer traffic, WilTel shall be entitled to determine the jurisdiction of such traffic to the extent WilTel can make such a determination based on call detail information.

Carrier Voice Services—Schedule 8
          b. To the extent WilTel cannot make such a determination with respect to traffic (“Indeterminate Traffic”), Customer shall determine the percentage of interstate (including international) and intrastate minutes of use for such Indeterminate Traffic and shall, at WilTel’s request, promptly provide WilTel with a written certification (“Traffic Jurisdiction Certification”) of such percent in a form acceptable to WilTel for each state of interconnection. Traffic Jurisdiction Certifications may be modified from time to time by Customer, and are subject to recertification upon the request of WilTel, which requests shall not be made unilaterally by WilTel more than once each calendar quarter. Initial or modified Traffic Jurisdiction Certifications shall be effective prospectively as of the first day of the next calendar month if received by the fifteenth (15th) day of the month. If received after the fifteenth (15th) day of the month, the initial or modified Traffic Jurisdiction Certifications shall be effective the first day of the month following the next calendar month.
          c. Until Customer provides a Traffic Jurisdiction Certification for an interconnection or if Customer fails to make any required recertification for an interconnection, the relevant minutes of use for such Indeterminate Traffic will be deemed to be [fifty percent (50%) interstate] and [fifty percent (50%)] intrastate. WilTel may (i) rely on such Traffic Jurisdiction Certification in its own percent interstate usage (“PIU”) filings and (ii) file any such Traffic Jurisdiction Certification with any governmental authority, Third Party Provider, or local exchange carrier (“LEC”).
          d. If WilTel disputes the reasonableness of the Traffic Jurisdiction Certification(s) or a Traffic Jurisdiction Certification varies by more than five (5) percentage points from the preceding Traffic Jurisdiction Certification, WilTel may require Customer to provide at its own expense the data Customer used to determine the projected traffic jurisdiction and other relevant information (such as Source File and billing system information) reasonably necessary to determine the accuracy of the Traffic Jurisdiction Certification(s) (collectively, “Traffic Jurisdiction Data”). Such audits shall be limited to no more than one (1) per year, except where additional audits may be required to verify allocation changes that represent a five (5) percentage point shift from Customer’s most recent Traffic Jurisdiction Certification, and such change is not (in WilTel’s reasonable opinion) the result of seasonal shifts or other identifiable reasons. If such an audit results in a traffic jurisdiction determination that differs from the Traffic Jurisdiction Certification, the traffic jurisdiction determination that results from the audit shall govern. Without limiting the foregoing, if any governmental authority, LEC, or Third Party Provider requires an audit of WilTel PIU reports, or to the extent such governmental authority or entity is entitled to audit the jurisdiction of Customer’s traffic, Customer shall cooperate in such audit at its expense and make its underlying Traffic Jurisdiction Data available to WilTel solely for the purpose of verifying Customer’s traffic jurisdiction. If WilTel requests such data, Customer shall make it available to WilTel for inspection and copying within fifteen (15) calendar days of such request.
          e. Customer stall indemnify WilTel for any liability or costs (including, without limitation, any back-billing, interest, penalties, legal fees, and legal expenses) WilTel incurs as a result of (i) any variance between the percentages in any Traffic Jurisdiction Certification and those determined by any such audit, (ii) any inaccuracies in WilTel’s PIU reports resulting from Customer’s failure to provide or recertify a Traffic Jurisdiction

Carrier Voice Services—Schedule 8
Certification, (iii) Customer’s provision of inaccurate information, (iv) Customer’s alteration or deletion of real-time traffic information, or (v) Customer’s failure to provide accurate Traffic Jurisdiction Data.
     6. Applicability of Tariffs.
          a. Interstate Services. For interstate and international Voice Service, the parties hereby agree that the Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement not subject to the tariff filing requirements of Section 203(a) of the Communications Act of 1934, as amended. All terms, conditions, and prices for the Voice Services provided by WilTel under the Agreement, to the extent they are telecommunications services subject to FCC regulation, shall be those terms, conditions, and prices contained in the Agreement and related documents, and not those contained in any WilTel federal tariff.
          b. Intrastate Services. Where WilTel is authorized to provide intrastate Voice Services, the provision of such Voice Service shall be at the rates stated in and in accordance with the terms and conditions of WilTel’s applicable intrastate tariff or otherwise in accordance with applicable state law.
          c. Modification of Tariffs. WilTel may modify or withdraw tariffs from time to time, which may result in the discontinuation of any Voice Service. WilTel shall have no liability for any such discontinuation. In the event WilTel withdraws its filed tariffs, the tariff terms and conditions in effect on the date of such withdrawal will continue to apply to the Agreement; however, the terms of the Agreement will control over any inconsistent provision in the former tariffs, subject to standard contract interpretation rules. Tariffs not withdrawn shall continue to have the same force and effect.
     7. Backhaul. WilTel will absorb all backhaul costs between a WilTel POP and the nearest WilTel voice switch. In exchange areas where there is a Third Party Provided POP and not a WilTel POP, WilTel may provide Third Party Provided IXC backhaul service at rates to be determined on an individual case basis.
     8. Change Notice.
          a. Customer’s international, Alaska, Hawaii, Puerto Rico, US Virgin Islands, Guam, and Saipan rates and discounts are subject to change upon five (5) days written or electronic notice by WilTel to Customer. All other Voice Service pricing, discounts, and non-recurring charges are subject to change upon fifteen (15) days written or electronic notice by WilTel to Customer.
          b. All notices for Voice Service rates pursuant to this Schedule shall be as follows: Customer and WilTel agree that Voice Service rate change notices shall be sent by either facsimile transmission or electronic mail and are deemed to be received the day that the notice is sent by WilTel. Notice by facsimile is sent when it is transmitted to the facsimile number designated by the recipient as the facsimile number the recipient uses for the purpose of receiving facsimile

Carrier Voice Services—Schedule 8
information. Notice by electronic mail is sent when it is addressed properly or otherwise directed properly to an information processing system that the recipient has designated or uses for the purpose of receiving electronic information of the type sent. If, after sending a notice by electronic mail, WilTel receives an error or other message indicating that the electronic mail has not entered a region of the information processing system outside of the control of WilTel, or, if sent by facsimile, WilTel receives an error or other message indicating that the facsimile transmission has not been properly transmitted to the designated facsimile number, WilTel shall then send notice of the rate change via prepaid first class United States mail, in which case the notice will be deemed to be effective on the fourth (4th) business day after the postmark date thereof. For purposes of notice of this Section, the Customer shall designate an electronic mail address and the contact name and title of a person authorized to receive the Voice Service rate change notices by electronic mail; and a facsimile number and the contact name and title of a person authorized to receive the rate change notices by facsimile transmission. Customer may change this notice information by providing WilTel (30) thirty days written notice of such change. Such notice shall be sent via email to voiceacctmgt@wcg.com.

Customer E-Mail Notification

Contact Name	Steve Holden
Contact Title:	General Manager
Contact E-mail Address:	steveholden@starvoxenhancedservices.com
Customer Facsimile Notification

Contact Name:	Steve Holden
Contact Title:	General Manager
Facsimile Number:	214-485-1578
          9.1 Planned Network Maintenance Period (“PNMP(s)”). WilTel shall avoid performing PNMP between 0600 to 2200 local time, Monday through Friday. WilTel shall provide Customer with electronic mail, telephone, facsimile, or written notice of a PNMP (i) not less than three (3) business days prior to performing a PNMP that in WilTel’s reasonable opinion, has a substantial likelihood of affecting Customer’s traffic for up to [fifty (50) milliseconds], or (ii) not less than ten (10) business days prior to performing a PNMP that in WilTel’s reasonable opinion, has a substantial likelihood of affecting Customer’s traffic for more than [fifty (50) milliseconds]. If the PNMP is canceled or delayed, WilTel shall promptly notify Customer and shall comply with the provisions of this Section 9.1 to reschedule the PNMP.
          9.2 Emergency Network Maintenance Period (“ENMP(s)”). It may be necessary for WilTel to issue notification of an ENMP. ENMPs allow WilTel to perform mandated maintenance with a shorter Customer notification interval than ENMPs.
          MPs are issued when maintenance is required immediately, e,g., to prevent further or repeated interruptions on WilTel’s network.

Carrier Voice Services—Schedule 8
     10. Warranty. WILTEL MAKES NO WARRANTY WITH RESPECT TO THE VOICE SERVICE PROVIDED UNDER THIS SCHEDULE. WILTEL DISCLAIMS ALL WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO WARRANTY IS MADE OR PASSED ON WITH RESPECT TO ANY THIRD PARTY SERVICES.

Internet Protocol Enabled Voice Services—Schedule 15
     This Internet Protocol Enabled Voice Service Schedule (“Schedule”) is part of the agreement under which WilTel provides WilTel Service to Customer and which incorporates this Schedule (the “Agreement”). Internet Protocol Enabled Voice Service shall not include any Third Party Services.
          1.1 Internet Protocol (“IP”) Enabled Voice Service. Internet Protocol Enabled Voice Service allows IP dedicated access to WilTel’s voice service (“IP-E Service”). IP dedicated access to an IP-E Service can be accessed through WilTel’s dedicated internet access service (“DIA Service”). WilTel’s multi-protocol label switching internet protocol virtual private network service (“MPLS IPVPN Service”), WilTel’s voice only MPLS IPVPN Service, and/or WilTel’s public or private peering points (“Peering”). Customer may select from one of the two following options for IP-E Termination Service:
☒	Internet Service Provider (“ISP”) Express Service. ISP Express Service utilizes either time division multiplexing (“TDM”), DIA, MPLS IPVPN, Peering interconnection to provide nationwide termination to ISPs. ISP Express Service will be provided to Customer via dedicated access lines (“DAL(s)”) connecting Customer’s facility and WilTel’s facility for the termination of IP-E Service.

☒	Carrier LEC Toll Free /Carrier LEC Termination. Carrier LEC Toll Free and Carrier LEC Termination Service is, respectively, the WilTel domestic origination, and the domestic and/or international termination of calls received from one or more connections between the Customer’s network and the WilTel network at one or more WilTel points of presence (“POP(s)”).
               a. D1A Service is a dedicated high-speed connection to the Internet provided solely on WilTel’s network from a WilTel core IP point of presence (“Core IP POP”) with port speeds from DS1 to OC12. Service level agreements (“SLA(s)”), service level objectives (“SLO(s)”), outage credits and related warranties, are set forth in the DIA Service Schedule.
               b .“Voice and data MPLS IPVPN Service” is a packet based transport service provided solely on WilTel’s IP network from a Core IP POP to a Core IP POP. MPLS IP VPN Service provides a wide area networking solution that combines the reach and flexibility of the Internet with the security, reliability, and performance of a private network. MPLS IP VPN Service supports Customer’s intranet, extranet, remote access and the IP-E connectivity needs. SLAs, SLOs, outage credits and related warranties, are set forth in the MPLS IPVPN Service Schedule.
               c. “Voice only MPLS IPVPN Service” is a packet based transport service provided solely on WilTel’s IP network from a Core IP POP to a Core IP POP. MPLS IP VPN Service provides a wide area networking solution that combines the reach and flexibility of the Internet with the security, reliability, and performance of a private network. MPLS IP VPN Service supports Customer’s IP-E access connectivity needs. SLAs, SLOs, outage credits and related warranties, are set forth in the MPLS IPVPN Service Schedule.

Internet Protocol Enabled Voice Services—Schedule 15
               d. Peering is the point at which Customer’s ISP will exchange traffic with WilTel. Customer is currently purchasing dedicated Internet access from an ISP and will exchange traffic with WilTel via that Peering point.
          1.2 “Carrier LEC Toll Free Service”. Carrier LEC Toll Free Service is the WilTel origination of toll free calls and the termination of such calls to one or more connections between Customer’s network and the WilTel network at one or more WilTel POPs.
          1.3 “Toll Free Enhanced Service”. Toll Free Enhanced Service includes the following enhanced service features.
               a. Toll Free Enhanced Service Features:
                    i. Responsible Organization (“RespOrg”). A RespOrg is the company responsible for managing and administering the 800 subscriber’s records in the 800 Service Management System (“SMS/800”). Managing and administering the SMS/800 consists of data entry, changing records, accepting trouble reports and referring and/or clearing issues with regard to the 800 subscriber’s record. Customer has the option to select WilTel as RespOrg or act as its own RespOrg.
                    ii. Area of Service (“AOS”). AOS is Customer’s pre-defined network serving area where toll free origination is allowed. Four AOS plans are available; (i) XA – 48 contiguous United States, Alaska, Hawaii and Canada; (ii) XB – 48 contiguous United States, Alaska, Hawaii, Puerto Rico, United States Virgin Islands; (iii) XC – 48 contiguous United States, Alaska, Hawaii, Puerto Rico, United States Virgin Islands, Guam and Canada; (iv) US – 48 contiguous United States, Alaska and Hawaii.
                    iii. Network Availability. Toll free calls can originate and terminate within the following areas:
                         A. Origination. Is offered in the 48 contiguous United States, Alaska, Hawaii, Canada, Puerto Rico, United States Virgin Islands and Guam.
                         B. Termination. Toll free calls can terminate in the 48 contiguous United States, Alaska, Hawaii and Canada.
                    iv. “National Toll Free Directory Assistance”. National Toll Free Directory Assistance lists Customer’s toll free number as published or non-published in the AT&T National Toll Free Directory Assistance database (1-800-555-1212).
                    v. Announcements/Custom Recordings. Customer may specify announcements or custom recordings to complement its Toll Free Services. All recordings requested by Customer are subject to approval of content by WilTel and recorded in WilTel’s professional recording studio.

Internet Protocol Enabled Voice Services—Schedule 15
                    vi. Real-time Automatic Number Identification (“ANI”) Delivery. Real-time ANI delivery transmits the calling party’s ten (10) digit telephone number to the Customer’s premises allowing identification of the calling party. This feature is only available over DALs.
                    vii. Dialed Number Identification Service (”DNIS”) Directory. DNIS delivery identifies two or more dialed toll free numbers received over a single trunk group. DNIS value (2-12 digits) is defined per toll free number. This feature is only available over DALs.
                    viii. “Carrier Allocation Routing”. Carrier Allocation Routing enables allocation of toll free calls across two or more interexchange carriers (“IXC”) based on a pre-defined percentage of calls. Carrier Allocation Routing is defined in the national SMS.
                    ix. “Call Referral Recording”. Call Referral Recording enables calls to be treated with a customized announcement. All recordings requested by Customer are subject to approval of content by WilTel.
                    x. “Origin of Call Routing”. Origin of Call Routing routes calls based on the call’s point of origin (“Calling Party ID”). Origin of Call Routing supports 3, 6, or 10-digit routing. Calls may terminate to multiple, pre-defined locations. If Customer requires customized AOS, Origin of Call Routing is necessary.
                    xi. “Percent Allocation Routing”. Percent Allocation Routing enables allocation of toll free calls across two or more, pre-defined terminating locations based on a percent of calls.
                    xii. “Time Dependent Routing”. Time Dependent Routing allows Customer to route toll free calls based upon time and date of call origination. Routing may be established based upon holiday, day of year, day of week, or time of day.
                    xiii. “Menu Routing”. Menu Routing guides the dialing party through a list of pre-defined menu options and routes the call to a desired destination.
                    xiv. “Extension Routing”. Extension Routing prompts the dialing party for a one (1) to fifteen (15) digit extension number that is verified against a Customer defined list of valid extensions and subsequently routed to a related destination.
                    xv. “Busy/No Answer Overflow”. Busy/No Answer Overflow enables toll free calls to route to up to five (5) pre-defined alternate locations if the primary location is busy or does not answer.
                    xvi. “Unvalidated Account Codes”. Unvalidated Account Codes are predefined by the Customer and are verified against a specific digit length (2-12 digits) prior to call completion.

Internet Protocol Enabled Voice Services—Schedule 15
                    xvii. “Authorization Codes”. Authorization Codes restrict access to Toll Free Service by prompting the dialing party to enter a valid pre-determined Authorization Code prior to call completion.
          1.4 “Carrier LEC Termination Service”. Carrier LEC Termination Service is the WilTel domestic and/or international termination of calls received from one or more connections between the Customer’s network and the WilTel network at one or more WilTel POPs.
          1.5 International Toll Free Service (“ITFS”). ITFS is an extension or feature of WilTel’s existing domestic Carrier LEC Toll Free Service. When ordering ITFS Customer must be an existing Carrier LEC Toll Free Service Customer, as international originated calls will terminate to these existing Voice Service lines. ITFS is subject to availability and limitations invoked by some foreign administrations as set forth in Section l.5(b) below. Installation intervals vary by country and shall be determined on an individual case basis. For each ITFS number, the Customer will be assessed a non-recurring set-up fee to activate the ITFS and a per minute usage charge per country.
               a. FTPS Features:
                    i. Network Availability. Toll free calls can originate and terminate within the following areas:
                         A. Origination. Offered from a large number of countries as set forth in the Rate Attachment.
                         B. Termination. Toll free calls can terminate in the 48 contiguous United States, Alaska, Hawaii, and Canada,
                    ii. “Time Dependent Routing”. Time Dependent Routing allows Customer to route toll free calls based upon time and date of call origination. Routing may be established based upon holiday, day of year, day of week, or time of day.
                    iii. “Busy/No Answer Overflow”. Busy/No Answer Overflow enables toll free calls to route to up to five (5) pre-defined alternate locations if the primary location is busy or does not answer.
                    iv. Dialed Number Identification Service (“DNIS”) Delivery. DNIS Delivery identifies two or more dialed toll free numbers received over a single trunk group. DNIS value (2-12 digits) is defined per toll free number. This feature is only available over DALs.
                    v. “Blocking”. Blocking will be available at the country level, and can be activated with a twenty-four (24) hour lead-time.
               b. ITFS Limitations and Restrictions. ITFS is subject to certain limitations and restrictions as set forth in the ITFS Access and Restrictions Guide, which can be

Internet Protocol Enabled Voice Services—Schedule 15
located at http://www.wiltel.com/customers/content/guidelines.htm. For example, country availability may be limited in certain worldwide locations, and some countries may restrict availability for calling card use or condition availability on Customer’s provision of information. Additional features may be available from time to time.
          2.1 IP-E Service Rates. Customer’s pricing, and discounts for IP-E Services are set forth in the attached rate attachments (“Rate Attachment”). The pricing for IP-E Services in the Rate Attachments represents “Base Rates” and does not reflect any discount for volume achievement (in dollars) or Revenue Commitment (in dollars and term) as defined below, if applicable.
               a. IP-E Service Discount. The Customer’s discount to its IP-E Base Rates, if any, is set forth in Rate Attachment A-lb, and may fluctuate each month based on Customer’s actual volume. In order to determine Customer’s discount for IP-E Services, if any, in any month during the Term of the Agreement, WilTel will calculate on a monthly basis, Customer’s volume in dollars by aggregating Customer’s total charges for IP-E Services for interstate, intrastate, and international usage (“Total Service Charges”). Total Service Charges do not include any payments or charges for late charges, non-recurring charges, interest, taxes and other government-imposed surcharges, or payments made by Customer for Third Party Services. Customer’s Total Service Charges for the month will then be compared against the volume discount structure set forth in Rate Attachment A-lb. Customer will then receive the discount associated with the volume level actually achieved.
          2.2 Pricing and Charges. Charges for DIA Service and/or MPLS IPVPN Service include monthly recurring charges (“MRC(s)”) and non-recurring charges (“NRC(s)”) as set forth in applicable Service Order and/or quote (“Quote”) referenced in such Service Order, and are further subject to the terms and conditions of the applicable DIA and/or MPLS IPVPN Service Schedules.
               a. DIA Service and Voice and data MPLS IPVPN Service Discount. In order to determine Customer’s discount for DIA Service and Voice and data MPLS IPVPN Service, if any, in any month during the Term of the Agreement, WilTel will calculate on a monthly basis, Customer’s volume of voice minutes of usage (“MOU”) per megabytes (“Megs”) as set forth in the table below.

DIA Service and Voice and
data MPLS IPVPN Service Discounts
MOU/Meg	Discount Scale
> 400 K	100%
> 300 K	75%
> 200 K	50%
> 100 K	25%
< 100 K	0%

Internet Protocol Enabled Voice Services—Schedule 15
          2.3 Acceptance of Quote. All rates set forth in the attached Rate Attachment identified as quote #l-MZ12M, are hereby accepted by Customer.
     3. Customer Representations and Responsibilities. Customer agrees to the following representations and responsibilities,
          3.1 Customer Representations. Customer represents and warrants that it shall have appropriate certificates of public convenience and necessity, licenses and all required regulatory approvals and that it will be legally authorized to provide service as contemplated under the terms and conditions of this Schedule and the Agreement before such IP-E Service is requested by Customer. Customer represents and warrants that it will immediately notify WilTel in the event such certificates of public convenience and necessity, licenses or other required regulatory approvals should be revoked, suspended or, for whatever reason, cease to be effective.
          3.2 Customer’s Responsibility for Fraudulent Calls. Customer shall be responsible for all costs, expenses, claims or actions arising from all calls relating to Customer’s or its end users use of IP-E Services including those calls the purpose or effect of which is theft or unauthorized usage of communications services or misleading or fraudulent communications of any nature (including, without limitation, communications intended to effect theft through unauthorized use of calling cards) and all unauthorized or fraudulent communications on pay-per-call numbers, information service calls, directory assistance calls or the like for which WilTel is billed that are passed through to the Customer for billing to Customer’s customers) (collectively, “Fraudulent Calls”). Customer shall not be excused from paying WilTel for any IP-E Services provided to Customer or any portion thereof on the basis that Fraudulent Calls comprised a corresponding portion of the IP-E Services. In the event WilTel discovers Fraudulent Calls being made (or reasonably believes Fraudulent Calls are being made), WilTel shall immediately notify Customer. Notwithstanding the foregoing, nothing contained herein shall prohibit WilTel from taking immediate action (within one (1) hour of WilTel’s first attempt to notify Customer) that is reasonably necessary to prevent such Fraudulent Calls from taking place, including without limitation, denying any IP-E Services to particular ANIs or terminating any IP-E Services to or from specific affected locations.
          3.3 Customer’s Responsibility for Traffic Forecast. Before issuing its first Service Order and on a quarterly basis throughout the Term of the Agreement, Customer shall provide WilTel with a rolling one-year forecast:
               a. for domestic IP-E Service, specifying the number of minutes expected to be terminated or originated in various local access transport areas (“LATA(s)”) and/or tandems, and
               b. for international IP-E Service, the number of minutes expected to be originated from or terminated to each country for which Customer will seek IP-E Service.

Internet Protocol Enabled Voice Services—Schedule 15
          3.4 Customer Responsibility for Equipment. Customer is responsible for ensuring that the end user of any DAL has proper equipment to terminate a standard T-l, ISDN PRI T-l or a T-3 and to meet FCC interconnection standards. Customer or Customer’s end user is also responsible for all costs at its premises incurred in the use of IP-E Service, including but not limited to equipment, wiring, electrical power, and personnel. If WilTel begins the installation process but Customer does not have the necessary equipment available, Customer will reimburse WilTel all costs that WilTel has incurred and WilTel will not be liable to provide any IP-E Service to Customer or Customer’s end user until and unless Customer or Customer’s end user has the necessary equipment.
          3.5 Customer’s Additional Responsibilities: Customer shall:
               a. subject to the terms of clause g. below, not use WilTel’s name, trademarks, trade names, service marks or logos in connection with the provision of service to its end users including, but not limited to, all billing and collection services;
               b. use its own product names which do not identify WilTel products;
               c. accept responsibility for all interaction and interface with its end users. Customer shall be solely responsible for end user solicitation, service requests, creditworthiness, customer service, billing, billing adjustments and collection. Regardless of its arrangement with its end users or any claims an end user may have against it, the Customer remains responsible for compliance with all terms and conditions of the Agreement, including but not limited to payment of all charges for IP-E Services furnished to the Customer or an authorized end user, regardless of any use, misuse or abuse of the Customer’s service or Customer equipment by third parties, the Customer’s employees or the public and regardless of Customer’s inability to charge for services used by end users or to collect payment from end users;
               d. have sole responsibility for installation, testing and operation of facilities, services and equipment other than those specifically provided by WilTel as part of the IP-E Services (“Customer Facilities”) as described in a Service Order. In no event will the untimely installation or non-operation of Customer Facilities relieve Customer of its obligation to pay charges for the IP-E Services on the WilTel turn-up date as provided to Customer in WilTel’s order confirmation document.
               e. comply with the rules and guidelines concerning Local Number Portability (“LNP”);
               f. be responsible for the security of Authorization Codes used by Customer or its end users. All calls placed using such Authorization Codes or using Customer Facilities owned or controlled by Customer or its end users will be billed to Customer and must be paid by Customer;

Internet Protocol Enabled Voice Services—Schedule 15
               g. not use or permit others to use the IP-E Services in a manner that could interfere with IP-E Services provided to others or that could harm the facilities of WilTel or others. Such impermissible uses include, but are not limited to, equipment malfunctions, connection of unauthorized equipment, mass calling events, inadequate Customer trunking, excessive non-completed calls, and excessive invalid calls. WilTel may, without liability, initiate immediate action including, but not limited to, interruption of all Customer’s traffic without notice, to prevent or terminate such activities;
               h. use the WilTel name only in post-sale communications which inform end users that WilTel is the underlying carrier and that WilTel’s name may appear on copies of end user’s local phone bills using specific language authorized by WilTel.
     4. Other Charges and Surcharges.
          4.3 Usage Charges. Usage charges are based on the actual usage of WilTel facilities. Such charges are measured in Conversation Minutes as defined below. Conversation Minutes begin when the called party answers, as determined by answer supervision, and end when either party disconnects (“Conversation Minutes”). The minimum call duration for billing purposes is: (a) for the 48 contiguous United States, Alaska, Hawaii, Puerto Rico, US Virgin Islands, Guam, and Saipan IP-E Service, six (6) seconds minimum initial period and usage is rounded to the next higher six (6) second increment after the initial period: (b) for international IP-E Service except Mexico, thirty (30) seconds minimum initial period and usage is rounded to the next higher six (6) second increment after the initial period; for IP-E Service to and from Mexico, sixty (60) seconds minimum initial period and usage is rounded to the next higher sixty (60) second increment after the initial period.
          4.4 Chargeable Time. Chargeable time for Customer shall begin when the called party answers, as determined by answer supervision, provided that such capabilities are available from the local telephone company. If answer supervision is not available and the duration of a call is at least one hundred and fifty (150) seconds, WilTel will bill for such call for a duration of one hundred and twenty (120) seconds (inclusive of a thirty second call setup time). Chargeable time for a call shall end upon disconnection by either party.
          4.3 Voice only MPLS IPVPN Minimum Usage Charge (per Port). Customer’s dedicated ports must have minimum IP-E usage of [$400] per each Meg or a [$3,500] per Meg charge wilt be applied as line item shortfall. Minimum usage charges are restricted to usage only and non-recurring charges including but not limited to taxes or interest do not count towards the minimum. This charge applies to any Voice only MPLS IPVPN Megs. A national aggregate of qualifying Voice only MPLS IPVPN Megs will be calculated of Customer’s monthly Voice only MPLS IPVPN MOUs. The aggregate Voice only MPLS IPVPN MOU will then be divided by the total number of Customer Voice only MPLS IPVPN Megs to arrive at an average usage per Voice only MPLS IPVPN Megs. The average usage per Voice only MPLS IPVPN Megs will be used to estimate if Customer has met the minimum Voice only MPLS IPVPN revenue per Meg for that month. In the event the average usage per Voice only MPLS IPVPN Megs is below the minimum

Internet Protocol Enabled Voice Services—Schedule 15
IP-E revenue commitment, a line item shortfall will be calculated at the Voice only MPLS IPVPN Megs will be invoiced.
          4.4 Surcharges. WilTel will assess against Customer and Customer will be responsible for paying certain surcharges in addition to the IP-E Service Rates as described in Section 2.1, for use of IP-E Services. These surcharges are described below:
               a. Non-Completed Calls. A surcharge shall be assessed when Customer’s domestic toll free and international toll free non-completed calls exceed ten percent (10%) of Customer’s overall toll free and international toll free traffic, respectively, in a billing month.
               b. Payphone Surcharges. Except as set forth in the Federal Communication Commission’s (“FCC’s”) Payphone Compensation rules (47 C.F.R. §64.1300) or in a separate written and duly executed schedule or agreement, to the extent Customer is the Completing Carrier under the FCC’s rules: (i) Customer shall assume direct responsibility pursuant to such rules for payment of compensation to Payphone Service Providers (“PSPs”), (ii) WilTel shall have no obligation relating to such Customer compensation, including without limitation any obligation to track, collect, reconcile, or provide data relating to such calls, (iii) Customer shall have no liability to pay Payphone Surcharges to WilTel, (iv) WilTel shall have no obligation to provide PSPs with compensation for Customer’s calls, and (v) Customer shall, upon WilTel’s written request, provide any information required to rebut any claim by a regulatory body, PSP, external auditor, or clearinghouse that WilTel is obligated to compensate PSPs for such calls. To the extent Customer is not designated as the Completing Carrier for Customer calls, Customer will be subject to a per call payphone surcharge to the extent payphone compensation obligations apply to such calls under the FCC’s rules (47 C.P.R. § 64.1300 et seq.).
     5. Traffic Jurisdiction Determination.
          a. If WilTel provides any IP-E Service for which the rates or other terms and conditions depend on the jurisdictional nature (interstate, including international, or intrastate) of Customer traffic, WilTel shall be entitled to determine the jurisdiction of such traffic to the extent WilTel can make such a determination based on call detail information.
          b. To the extent WilTel cannot make such a determination with respect to traffic (“Indeterminate Traffic”), Customer shall determine the percentage of interstate (including international) and intrastate minutes of use for such Indeterminate Traffic and shall, at WilTel’s request, promptly provide WilTel with a written certification (“Traffic Jurisdiction Certification”) of such percent in a form acceptable to WilTel for each state of interconnection. Traffic Jurisdiction Certifications may be modified from time to time by Customer, and are subject to recertification upon the request of WilTel, which requests shall not be made unilaterally by WilTel more than once each calendar quarter. Initial or modified Traffic Jurisdiction Certifications shall be effective prospectively as of the first day of the next calendar month if received by the fifteenth (15th) day of the month. If received after the fifteenth (15th) day of the month, the initial or modified Traffic Jurisdiction Certifications shall be effective the first day of the month following the next calendar month.

Internet Protocol Enabled Voice Services—Schedule 15
          c. Until Customer provides a Traffic Jurisdiction Certification for an interconnection or if Customer fails to make any required recertification for an interconnection, the relevant minutes of use for such Indeterminate Traffic will be deemed to be [fifty percent (50%)] interstate and [fifty percent (50%)] intrastate. WilTel may (i) rely on such Traffic Jurisdiction Certification in its own percent interstate usage (“PIU”) filings and (ii) file any such Traffic Jurisdiction Certification with any governmental authority, Third Party Provider, or local exchange carrier (“LEC”).
          d. If WilTel disputes the reasonableness of the Traffic Jurisdiction Certification(s) or a Traffic Jurisdiction Certification varies by more than five (5) percentage points from the preceding Traffic Jurisdiction Certification, WilTel may require Customer to provide at its own expense the data Customer used to determine the projected traffic jurisdiction and other relevant information (such as Source File and billing system information) reasonably necessary to determine the accuracy of the Traffic Jurisdiction Certification(s) (collectively, “Traffic Jurisdiction Data”). Such audits shall be limited to no more than one (1) per year, except where additional audits may be required to verify allocation changes that represent a five (5) percentage point shift from Customer’s most recent Traffic Jurisdiction Certification, and such change is not (in WilTel’s reasonable opinion) the result of seasonal shifts or other identifiable reasons. If such an audit results in a traffic jurisdiction determination that differs from the Traffic Jurisdiction Certification, the traffic jurisdiction determination that results from the audit shall govern. Without limiting the foregoing, if any governmental authority, LEC, or Third Party Provider requires an audit of WilTel PIU reports, or to the extent such governmental authority or entity is entitled to audit the jurisdiction of Customer’s traffic, Customer shall cooperate in such audit at its expense and make its underlying Traffic Jurisdiction Data available to WilTel solely for the purpose of verifying Customer’s traffic jurisdiction. If WilTel requests such data, Customer shall make it available to WilTel for inspection and copying within fifteen (15) calendar days of such request.
          e. Customer stall indemnify WilTel for any liability or costs (including, without limitation, any back-billing, interest, penalties, legal fees, and legal expenses) WilTel incurs as a result of (i) any variance between the percentages in any Traffic Jurisdiction Certification and those determined by any such audit, (ii) any inaccuracies in WilTel’s PIU reports resulting from Customer’s failure to provide or recertify a Traffic Jurisdiction Certification, (iii) Customer’s provision of inaccurate information, (iv) Customer’s alteration or deletion of real-time traffic information, or (v) Customer’s failure to provide accurate Traffic Jurisdiction Data.
     6. Applicability of Tariffs.
          a. Interstate Services. For interstate and international IP-E Service, the parties hereby agree that the Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement not subject to the tariff filing requirements of Section 203(a) of the Communications Act of 1934, as amended. All terms, conditions, and prices for the IP-E Services provided by WilTel under the Agreement, to the extent they are telecommunications services subject to FCC regulation,

Internet Protocol Enabled Voice Services—Schedule 15
shall be those terms, conditions, and prices contained in the Agreement and related documents, and not those contained in any WilTel federal tariff.
          b. Intrastate Services. Where WilTel is authorized to provide intrastate IP-E Services, the provision of such IP-E Service shall be at the rates stated in and in accordance with the terms and conditions of WilTel’s applicable intrastate tariff or otherwise in accordance with applicable state law.
          c. Modification of Tariffs. WilTel may modify or withdraw tariffs from time to time, which may result in the discontinuation of any IP-E Service. WilTel shall have no liability for any such discontinuation. In the event WilTel withdraws its filed tariffs, the tariff terms and conditions in effect on the date of such withdrawal will continue to apply to the Agreement. After withdrawal of the applicable tariffs, the terms of the Agreement will control over any inconsistent provision in the former tariffs, subject to standard contract interpretation rules. Tariffs not withdrawn shall continue to have the same force and effect.
     7. Backhaul. WilTel will absorb all backhaul costs between a WilTel POP and the nearest WilTel voice switch. In exchange areas where there is a Third Party Provided POP and not a WilTel POP, WilTel may provide Third Party Provided IXC backhaul service at rates to be determined on an individual case basis.
     8. Change Notice.
          a. Customer’s international, Alaska, Hawaii, Puerto Rico, US Virgin Islands, Guam, and Saipan rates and discounts are subject to change upon five (5) days written or electronic notice by WilTel to Customer. All other IP-E Service pricing, discounts, and non-recurring charges are subject to change upon fifteen (15) days written or electronic notice by WilTel to Customer.
          b. All notices for IP-E Service rates pursuant to this Schedule shall be as follows: Customer and WilTel agree that IP-E Service rate change notices shall be sent by either facsimile transmission or electronic mail and are deemed to be received the day that the notice is sent by WilTel. Notice by facsimile is sent when it is transmitted to the facsimile number designated by the recipient as the facsimile number the recipient uses for the purpose of receiving facsimile information. Notice by electronic mail is sent when it is addressed properly or otherwise directed properly to an information processing system that the recipient has designated or uses for the purpose of receiving electronic information of the type sent. If, after sending a notice by electronic mail, WilTel receives an error or other message indicating that the electronic mail has not entered a region of the information processing system outside of the control of WilTel, or, if sent by facsimile, WilTel receives an error or other message indicating that the facsimile transmission has not been properly transmitted to the designated facsimile number, WilTel shall then send notice of the rate change via prepaid first class United States mail, in which case the notice will be deemed to be effective on the fourth (4th) business day after the postmark date thereof. For purposes of notice of this Section, the Customer shall designate an electronic mail address and the contact name and title of a person authorized to receive the IP-E Service rate change notices by electronic mail; and a

Internet Protocol Enabled Voice Services—Schedule 15
facsimile number and the contact name and title of a person authorized to receive the rate change notices by facsimile transmission. Customer may change this notice information by providing WilTel (30) thirty days written notice of such change. Such notice shall be sent via email to voiceacctmgt@wcg.com.

Customer E-Mail Notification
Contact Name	Steve Holden
Contact Title:	General Manager
Contact E-mail Address:	steveholden@starvoxenhancedservices.com
Customer Facsimile Notification
Contact Name:	Steve Holden
Contact Title:	General Manager
Facsimile Number:	214-485-1578
          9.1 Planned Network Maintenance Period (“PNMP(s)”). WilTel shall avoid performing PNMP between 0600 to 2200 local time, Monday through Friday. WilTel shall provide Customer with electronic mail, telephone, facsimile, or written notice of a PNMP (i) not less than three (3) business days prior to performing a PNMP that in WilTel’s reasonable opinion, has a substantial likelihood of affecting Customer’s traffic for up to [fifty (50)] milliseconds, or (ii) not less than ten (10) business days prior to performing a PNMP that in WilTel’s reasonable opinion, has a substantial likelihood of affecting Customer’s traffic for more than [fifty (50)] milliseconds. If the PNMP is canceled or delayed, WilTel shall promptly notify Customer and shall comply with the provisions of this Section 9.1 to reschedule the PNMP.
          9.2 Emergency Network Maintenance Period (“ENMP(s)”). It may be necessary for WilTel to issue notification of an ENMP. ENMPs allow WilTel to perform mandated maintenance with a shorter Customer notification interval than ENMPs. MPs are issued when maintenance is required immediately, e,g., to prevent further or repeated interruptions on WilTel’s network.
     10. “911/E911” and “CALEA”. Customer and WilTel acknowledge their awareness of various pending state and federal regulatory actions which may affect the nature and treatment of IP-E Service traffic including the determination as to the appropriate obligations of IP-E Service providers with regard to 911/E911 and CALEA obligations. WilTel and Customer further recognize that additional governmental action, ruling, or interpretation thereof, including but not limited to legislative action, might be taken to address the public safety obligations of IP-E Service providers. WilTel and Customer mutually agree to immediately conform this Agreement and the resulting network service arrangements in order to comply with any regulatory or governmental law, action, order or ruling, or the interpretation or application thereof related to such obligations.
          10.1 911/E911. WilTel and Customer agree Customer will provide all of Customer’s end users with notice that IP-E Services may not be 911/E911 and CALEA compliant and Customer shall obtain from its end users adequate waivers releasing Customer and WilTel of

Internet Protocol Enabled Voice Services—Schedule 15
any and all liabilities that may arise out of claims that could be brought related to 911/E911 and CALEA compliance issues. To the extent that Customer provides alternative 911 services (herein referred to as “Alternative 911”) on a mandatory or optional basis, Customer shall provide its end users with adequate notice as to: (1) the process for ordering, establishing, and maintaining the Alternative 911 services; (2) the feature functionality differences between the Alternative 911 service and standard 911/E911 services; and (3) notice that WilTel will not be liable to Customer for any third party claims arising out of Customer’s provision of such services to Customer’s end users. WilTel and Customer agree to work jointly to establish business processes, where necessary, to address the provisioning of Alternative 911 services on an ICB basis. Customer agrees to compensate WilTel for any additional costs associated with WilTel’s provisioning of services in support of Customer’s Alternative 911 service arrangements.
          WilTel and Customer agree that WilTel’s sole responsibility with regard to the provision of 911/E911 or Alternative 911 services for Customer’s end users is the obligation to ensure that the interconnection trunking arrangements are 911/E911 compatible. Customer bears sole responsibility for the provisioning of 911/E911 or Alternative 911 services to its end users and for any costs associated with the provisioning of these services including but not limited to interconnecting with the appropriate 911 Public Service Access Point (“PSAP”) and the payment of any governmental fees or assessments related to 911/E911 or Alternative 911 services. Customer agrees to indemnify and hold WilTel and all of its affiliates, subsidiaries and employees, shareholders, agents, vendors and representatives harmless for any and all claims, damages (direct and indirect), suits, costs, charges or fees (including attorney’s fees and court costs) or related to the provision of 911/E911E services associated with the provision of Customer’s IP-E Services and any Services described herein.
          10.2 CALEA. WilTel and Customer understand and agree that there is uncertainty regarding the obligations of IP-E Voice Service providers as it relates to compliance with CALEA obligations. Nonetheless, WilTel and Customer agree to put forth their best efforts in order to respond within the requested parameters to any CALEA request presented related to the IP-E Service offered pursuant to the Agreement or to services that Customer may be providing to end user’s utilizing Services set forth in this Agreement. Notwithstanding the foregoing, WilTel and Customer agree that Customer bears the sole responsibility with regard to compliance with CALEA obligations and any requests that may be presented related to Services provided under this Agreement. Customer agrees to indemnify and hold WilTel and all of its affiliates, subsidiaries and employees, shareholders, agents, vendors and representatives harmless for any and all claims, damages (direct and indirect), suits, costs, charges or fees (including attorney’s fees and court costs) arising from or related to compliance with CALEA obligations that arise from the provision of Customer’s IP-E Services and any Services described herein.
     11. Warranty. WILTEL MAKES NO WARRANTY WITH RESPECT TO THE IP-E SERVICE PROVIDED UNDER THIS SCHEDULE. WILTEL DISCLAIMS ALL WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS

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FOR A PARTICULAR PURPOSE. NO WARRANTY IS MADE OR PASSED ON WITH RESPECT TO ANY THIRD PARTY SERVICES.

AMENDMENT 1
To WilTel Global Voice Services Agreement
     This Amendment 1 (“Amendment”) is made and entered into July 19, 2005 (“Effective Date”) by and between WilTel Global Voice Services, a division of WilTel Communications, LLC (“WGVS”), and StarVox Communications, Inc. (as successor in interest to New Global Telecom, Inc. (“Supplier”).
     WHEREAS, Supplier and WilTel Communications, LLC (“WilTel”) are parties to that certain Wholesale Master Service Agreement dated April 25, 2005, WilTel Contract #05R0586.00 (the “StarVox Purchase Agreement”); and
     WHEREAS, upon WGVS’ consent, Supplier assumed that certain WilTel Global Voice Services Agreement dated March 15, 2004, WGVS Contract #04B0346.00 (the “Agreement”) from New Global Telecom, Inc.;
     WHEREAS, WGVS and Supplier are parties to the Agreement; and
     WHEREAS, WGVS and Supplier desire to amend the Agreement;
     NOW, THEREFORE in consideration of the foregoing premises and the mutual promises and covenants of the parties hereto, the receipt and sufficiently of which is hereby acknowledged, WGVS and Supplier agree to amend the Agreement as follows:
1.	The following shall be added as a new Section 3.5 to the Agreement:

“3.5 Offset. The Parties acknowledge and agree that upon prior written notice undisputed invoiced amounts for voice Services due hereunder shall be offset against undisputed invoiced amounts for voice Services due under the Wholesale Master Services Agreement for Supplier’s purchase of wholesale telecommunications services from WilTel entered into April 25, 2005 (“StarVox Purchase Agreement”) and that the party in the net debtor position after such netting shall make payment in accordance with the applicable agreement. If set-off is not permitted or payment is not made by the Due Date for any reason, Supplier shall have the express right to recoup undisputed amounts for voice Services owed to it under this Agreement from amounts it is holding for payment of voice Services to WilTel under the StarVox Purchase Agreement.”

2.	Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be deemed original signatures.

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     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year last set forth below but to be effective on the Effective Date.

STARVOX COMMUNICATIONS, INC.:	WILTEL COMMUNICATIONS, LLC:

/s/James S. Holden Signature of Authorized Representative	/s/Shaun Andrews Signature of Authorized Representative

James S. Holden Print Name	Shaun Andrews Print Name

General Manager Title	Director Title

7/19/05 Date	7/20/05 Date